Name of Prospective Investor                                   Memorandum Number

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                   INDIANA LITHOTRIPTERS LIMITED PARTNERSHIP I

             A Limited Partnership Formed Under the Laws of Indiana

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                             up to $279,075 in Cash

                    25 Units of Limited Partnership Interest
                           at $11,163 in Cash per Unit

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THIS MEMORANDUM IS FURNISHED PURSUANT TO A CONFIDENTIALITY AGREEMENT BETWEEN THE
PARTNERSHIP AND THE INVESTOR WHOSE NAME APPEARS ABOVE. THE CONFIDENTIALITY AGREEMENT PROHIBITS THE DISCLOSURE OF THE CONFIDENTIAL MATERIAL CONTAINED IN THIS MEMORANDUM, EXCEPT TO THE EXTENT SUCH INVESTOR DEEMS IT NECESSARY TO SHARE SUCH INFORMATION WITH HIS LEGAL, ACCOUNTING OR OTHER FINANCIAL ADVISORS, WHO LIKEWISE SHALL BE BOUND BY THE SAME CONFIDENTIALITY RESTRICTIONS SET FORTH IN THE CONFIDENTIALITY AGREEMENT.

                            MEDTECH INVESTMENTS, INC.

                              Exclusive Sales Agent

                                2008 Litho Place

                       Fayetteville, North Carolina 28304

                                 1-800-682-7971

WINSTON #910642 v 2                                      vii
WINSTON #910642 v 2
                  The Date of this Memorandum is June 28, 2000

                   INDIANA LITHOTRIPTERS LIMITED PARTNERSHIP I

                             up to $279,075 in Cash

                 up to 25 Units of Limited Partnership Interest

                           at $11,163 in Cash per Unit

                  Indiana Lithotripters Limited Partnership I, an Indiana limited partnership (the "Partnership") operated by its General Partner, Lithotripters, Inc., a North Carolina corporation (the "General Partner"), hereby offers on the terms set forth herein up to 25 units of limited partnership interest in the Partnership (the "Units"), at a price per Unit of $11,163 in cash. See "Terms of the Offering." Each Unit will represent an initial 1% economic interest in the Partnership. See "Risk Factors - Other Investment Risks - Dilution of Limited Partners' Interest." The Partnership currently operates a Lithostar(TM) second generation extracorporeal shock-wave lithotripter for the lithotripsy of kidney stones. The Lithostar(TM) is installed in a self-propelled Calumet Coach (the Coach with the installed Lithostar(TM) is referred to herein as the "Existing Lithotripsy System") enabling the Partnership to provide lithotripsy services at various locations primarily in southern Indiana and within a 100-mile radius of Louisville, Kentucky (the "Service Area").

                  The Partnership intends to use the proceeds of this Offering to (i) pay the costs of this Offering, (ii) finance a portion of the cost of purchasing a new transportable lithotripter and a new mobile truck to transport the new lithotripter (the "New Lithotripsy System"), and (iii) finance the costs of upgrading the imaging system of the Partnership's Existing Lithotripsy System. See "Sources and Applications of Funds" and "Business Activities - Acquisition of New Lithotripsy System." The Existing Lithotripsy System and the New Lithotripsy System are, collectively, referred to herein as the "Lithotripsy Systems." The cash purchase price is due at subscription; however, prospective Investors who meet certain requirements may be able fund a portion of their Unit purchase price with the proceeds of certain third-party financing. See "Terms of the Offering - Limited Partner Loans." The Offering will terminate on August 9, 2000 (or earlier upon the sale of all 25 Units as provided herein), unless extended at the discretion of the General Partner for a period not to exceed 180 days.

     Purchase of Units involves risks and is suitable only for persons of substantial means who have no need for liquidity in this investment. Among other factors, prospective investors should note that the health care industry is undergoing significant government regulatory reforms and that the Partnership faces substantial competition in the Service Area. See "Risk Factors" and "Terms of the Offering - Suitability Standards."

                             ------------------------------

                       Cash                   Selling                Net Cash

                    Offering Price            Commissions(1)         Proceeds(2)
                    --------------            -----------             --------
   Per Unit(3)       $ 11,163                  $ 150                  $ 11,013
   Total Maximum(4)  $279,075                 $ 3,750                 $275,325
(See Footnotes on Back of Cover Page)

                               See  Glossary for  capitalized  terms used herein
and not otherwise defined.

(1) The Units will be sold on a "best-efforts" any or all basis by MedTech Investments, Inc., a broker-dealer registered with the Securities and Exchange Commission, a member of the National Association of Securities Dealers, Inc. and an Affiliate of the General Partner (the "Sales Agent"). The Partnership will pay the Sales Agent a $150 commission for each Unit sold and will reimburse the Sales Agent for its Offering costs (not to exceed $5,000). The Partnership has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act").

         See "Plan of Distribution."

(2) Net Cash Proceeds do not reflect deduction of expenses payable by the Partnership. See "Sources and Applications of Funds." The price per Unit ($11,163) is payable in cash upon subscription; provided, that prospective Investors who meet certain requirements may be able to personally borrow funds from a third-party financial institution in order to pay a portion of their cash purchase price per Unit. For the convenience of Investors, the Partnership has arranged for financing of a portion of the Units' purchase price with First-Citizens Bank & Trust Company, which is headquartered in Raleigh, North Carolina, and has approximately 370 offices throughout the southeastern United States (the "Bank"). Therefore, in lieu of paying the entire purchase price in cash at subscription, prospective Investors may execute and deliver to the Sales Agent together with their Subscription Packets, at least $2,500 cash and a Limited Partner Note payable to the Bank in a maximum principal amount of up to $8,663 per Unit to be purchased, a Loan and Security Agreement, Security Agreement and two Uniform Commercial Code Financing Statements ("UCC-1s") (collectively, the "Loan Documents"). See "Terms of the Offering - Limited Partner Loans" and the forms of the Limited Partner Note, the Loan and Security Agreement and Security Agreement attached to the form of Limited Partner Loan Commitment as Exhibits A, B and C, respectively, which is attached hereto as Appendix B and the UCC-1's attached as part of the Subscription Packet.

(3) Each Investor may purchase no less than one Unit. The General Partner, however, reserves the right to sell less than one Unit as an additional investment, and to reject in whole or in part any subscription.

(4) Offering Proceeds will first be used by the Partnership to pay offering costs and expenses (up to $33,750) and the remainder of the proceeds will be used to finance (i) a portion of the cost of the New Lithotripsy System and (ii) the costs of an imaging upgrade to the Partnership's Existing Lithotripsy System. See "Sources and Applications of Funds" and "Business Activities - Acquisition of New Lithotripsy System." The Partnership seeks by this Offering to sell up to 25 Units for an aggregate of up to $279,075 in cash ($275,325 net of Sales Agent's commissions). All subscription funds and Loan Documents will be held in an interest bearing escrow account with the Bank until the acceptance of the Investor's subscription (and approval by the Bank if the Investor is financing a portion of the Unit purchase price through a Limited Partner Loan), rejection of the Investor's subscription or termination of this Offering. The Partnership has set no minimum number of Units to be sold in this Offering. Accordingly, upon the receipt and acceptance of an Investor's subscription by the Partnership as provided herein, such Investor will be admitted to the Partnership as a Limited Partner, provided that acceptance of subscriptions by an Investor that elects to finance a portion of his Unit purchase price is conditioned upon approval by the Bank of his Limited Partner Loan. Upon admission as a Limited Partner, the Investor's subscription funds will be released to the Partnership and the Loan Documents, if any, will be released to the Bank. In the event a subscription is rejected, all subscription funds (without interest), the Loan Documents, if any, and other subscription documents held in escrow will be promptly returned to the rejected Investor. The Offering will terminate on August 9, 2000, unless it is sooner terminated by the General Partner, or unless extended for an additional period not to exceed 180 days. See "Terms of the Offering."

            [The remainder of this page is left intentionally blank.]

--------------------------------------------------------------------------------

o The Units are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, as amended, and an exemption from state registration requirements provided by the National Securities Markets Improvement Act of 1996. A registration statement relating to these securities has not been filed with the Securities and Exchange Commission or any state securities commission.

o Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Units or determined that this Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

o The Units are subject to restrictions on transferability and resale and may not be transferred or resold without the consent of the General Partner and satisfaction of certain other conditions including the availability of an exemption under the Securities Act of 1933 and applicable state securities laws. See "Risk Factors - Other Investment Risks - Limited Transferability and Illiquidity of Units." No public or other market exists or will develop for the Units. Investors should proceed only on the assumption that they may have to bear the economic risk of an investment in the Units for an indefinite period of time.

o Prospective Investors should not construe the contents of this Memorandum or any prior or subsequent communications, whether written or oral, from the Partnership, its General Partner, the Sales Agent or any of their agents or representatives as investment, tax or legal advice. This Memorandum and the appendices hereto, as well as the nature of the investment, should be reviewed by each prospective Investor, such Investor's investment, tax or other advisors, and accountants and/or legal counsel.

o No offering literature in whatever form will or may be employed in the offering of Units, except this Memorandum (including amendments and supplements, if any) and documents summarized herein. No person is authorized to give any information or to make any representation not contained in this Memorandum or in the appendices hereto, and, if given or made, such other information or representation must not be relied upon.

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


                                TABLE OF CONTENTS

RISK FACTORS................................................................1
   Operating Risks..........................................................1
   Tax Risks................................................................7
   Other Investment Risks..................................................13

THE PARTNERSHIP............................................................16

TERMS OF THE OFFERING......................................................17
   The Units and Subscription Price........................................17
   Acceptance of Subscriptions.............................................17
   Limited Partner Loans...................................................18
   Subscription Period; Closing............................................20
   Offering Exemption......................................................20
   Suitability Standards...................................................20
   How to Invest...........................................................21
   Restrictions on Transfer of Units.......................................21

PLAN OF DISTRIBUTION.......................................................22

BUSINESS ACTIVITIES........................................................23
   General.................................................................23
   Treatment Methods for Kidney Stone Disease..............................23
   The Existing Lithotripsy System.........................................24
   Upgrade to Existing Lithotripsy System..................................25
   Acquisition of New Lithotripsy System...................................25
   Acquisition of Additional Assets........................................28
   Hospital Contracts......................................................29
   Operation of the Lithotripsy Systems....................................30
   Management..............................................................30
   Employees...............................................................31

FINANCIAL CONDITION OF THE PARTNERSHIP.....................................31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE RESULTS
         OF OPERATIONS.....................................................35

SOURCES AND APPLICATIONS OF FUNDS..........................................37

THE GENERAL PARTNER........................................................38

COMPENSATION AND REIMBURSEMENT TO THE GENERAL PARTNER
         AND ITS AFFILIATES................................................39

CONFLICTS OF INTEREST......................................................41

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER............................43

COMPETITION................................................................43
   Affiliated Competition..................................................43
   Other Competition.......................................................44

REGULATION.................................................................45
   Federal Regulation......................................................45
   State Regulation........................................................54

PRIOR ACTIVITIES...........................................................55

SUMMARY OF THE PARTNERSHIP AGREEMENT.......................................56
   Nature of Limited Partnership Interest..................................57
   Profits, Losses and Distributions.......................................57
   Management of the Partnership...........................................58
   Powers of the General Partner...........................................59
   Rights and Liabilities of the Limited Partners..........................59
   Restrictions on Transfer of Partnership Interests.......................60
   Noncompetition Agreement and Protection of Confidential Information.....60
   Dissolution and Liquidation.............................................61
   Optional Purchase of Limited Partner Interests..........................62
   Dilution Offerings......................................................62
   Arbitration.............................................................63
   Power of Attorney.......................................................63
   Reports to Limited Partners.............................................63
   Records.................................................................63

LEGAL MATTERS..............................................................63

ADDITIONAL INFORMATION.....................................................64

GLOSSARY...................................................................64

                                   APPENDICES

Appendix A        AGREEMENT OF LIMITED PARTNERSHIP OF INDIANA LITHOTRIPTERS
                        LIMITED PARTNERSHIP I

Appendix B        FORM OF LIMITED PARTNER LOAN COMMITMENT (WITH EXHIBITS)

Appendix C        FORM OF OPINION OF WOMBLE CARLYLE SANDRIDGE & RICE, PLLC

Appendix D        NOTES TO FINANCIAL STATEMENTS

WINSTON #910642 v 2                                      31
WINSTON #910642 v 2
                                  RISK FACTORS

                  Prior to subscribing for Units, Investors should carefully examine this entire Memorandum, including the Appendices hereto, and should give particular consideration to the general risks attendant to speculative investments and investments in partnerships generally, and to the other special operating, tax and other investment risks set forth below.

Operating Risks

                  General Risks of Operations. The Partnership was formed under the laws of the State of Indiana on November 13, 1990 and commenced operations in May, 1991. Although the General Partner and its personnel have significant experience in managing lithotripsy enterprises, whether the Partnership can continue to effectively operate its business cannot be accurately predicted. The benefits of an investment in the Partnership also depend on many factors over which the Partnership has no control, including competition, technological innovations rendering the Lithotripsy Systems less competitive or obsolete, and other matters. The Partnership may be adversely affected by various changing local factors such as an increase in local unemployment, a change in general economic conditions, changes in interest rates and availability of financing, and other matters that may render the operation of the Lithotripsy Systems difficult or unattractive. Other factors that may adversely affect the operation of the Lithotripsy Systems are unforeseen increased operating expenses, energy shortages and costs attributable thereto, uninsured losses and the capabilities of the Partnership's management personnel.

                  Uncertainties Related to Changing Healthcare Environment. The healthcare industry has experienced substantial changes in recent years. Managed care is becoming a major factor in the delivery of lithotripsy services, and the General Partner anticipates that managed care programs, including capitation plans, will continue to play an increasing role in the delivery of lithotripsy services and that competition for these services may shift from individual practitioners to health maintenance organizations and other significant providers of managed care. No assurance can be given that the changing healthcare environment will not have a material adverse effect on the Partnership.

                  Lack of Diversification. The Partnership's fundamental purpose will be to operate the Lithotripsy Systems. Because the Partnership is dependent on only one line of business, it will have greater risks from unexpected service interruptions, equipment breakdowns, technological developments, kidney stone treatment medical breakthroughs, economic problems and similar matters than would be the case with a more diversified business.

                  Impact of Insurance Reimbursement. The Partnership's revenues are expected to continue to be derived from the fees paid by Contract Hospitals and other health care facilities under contracts with the Partnership, as well as fees directly billed or collected for services from patients or their third-party payors. Payments received from Contract Hospitals and other health care facilities may be subject to renegotiation depending on the reimbursement such parties receive. Such reimbursement may be reduced for several reasons, including the introduction of an outpatient prospective payment system regarding Medicare patients, which in turn could lower reimbursement available from private health insurers. The increasing influence of health maintenance organizations and other managed care companies has resulted in pressure to reduce the reimbursement available for lithotripsy procedures. Additionally, the Health Care Financing Administration ("HCFA"), the federal agency which administers the Medicare program, has issued rules which reduce the reimbursement available for lithotripsy procedures provided at hospitals to $2,265. See "Regulation - Federal Regulation." In some cases reimbursement rates payable to the Partnership and the General Partner's Affiliates from commercial third-party payors are already less than the proposed HCFA rate. Because of the competitive pressures from managed care companies as well as threatened reductions in Medicare reimbursement, the General Partner anticipates that reimbursement available for lithotripsy procedures may continue to decrease. Such decreases would have a material adverse effect on Partnership revenues. Regarding the professional fees paid to physicians who treat patients on the Lithotripsy Systems, the General Partner anticipates that similar competitive pressures may result in lower reimbursement paid to physicians, both by private insurers and by government programs such as Medicare. See "Regulation."

                  Reliability and Efficacy of the Partnership's Lithotripters. The Partnership currently operates a Lithostar(TM) extracorporeal shock wave lithotripter. The Lithostar(TM) has approximately an eleven-year United States operating history, having received premarket approval from the FDA for renal lithotripsy on September 30, 1988. This approval followed a period of clinical testing beginning in February 1987 at four test sites in the United States, which was preceded by substantial clinical testing of the Lithostar(TM) at the Urological Clinic of the Johannes Gutenberg University of Mainz, West Germany. The General Partner estimates that more than 400 Lithostar(TM) systems are currently operating in over twenty countries, and the General Partner and its Affiliates operate over 30 Lithostars(TM) in this and other ventures. In the General Partner's opinion, the Lithostar(TM) has proven to be reliable and dependable medical equipment; however, any downtime periods necessitated for maintenance or repairs of the Existing Lithotripsy System will adversely affect Partnership revenues. In 1996, the FDA approved a new higher intensity shock-head system for the Lithostar(TM), which the General Partner believes has shortened procedure times. The Lithostar(TM) operated by the Partnership was upfitted with the new shock-head system in 1996. Based upon a detailed follow-up study of 86,000 renal and 51,000 ureteral stones treated on the Lithostar(TM) in all of the General Partner's affiliated partnerships using both the original and newer shock-head systems, the General Partner notes an 86% total success rate with an overall retreatment rate of 15%. This retreatment rate included stones of all sizes and locations, including staghorn calculi which at times required multiple treatments. Based upon this study and the General Partner's experience in doing well in excess of 128,000 cases over the past ten and one-half years in its affiliated limited partnerships, the General Partner is of the opinion that the Lithostar(TM) is generally an effective and sound alternative for the treatment of renal stones.

                  The  Lithostar(TM)  used by the Partnership is an older model, and the General Partner believes that the Partnership must acquire a new transportable lithotripter in order to maintain the Partnership's current level of efficiency and respond to competitive pressures. The Partnership anticipates purchasing one new transportable extracorporeal shock wave lithotripter with the proceeds of this Offering and Partnership debt financing. See "Business Activities - Acquisition of New Lithotripsy System." The General Partner believes a new transportable lithotripter offers an advantage over the Partnership's Existing Lithotripsy System because it can be moved from site to site more quickly, and can be used in hospital procedure rooms at treatment facilities with limited pad space. Pursuant to the terms of the Partnership Agreement, the Partnership's acquisition of a New Lithotripsy System is subject to the prior approval of a Majority in Interest of the Limited Partners. In the event the requisite consent of the Limited Partners is received, the General Partner will select from three available models the unit which offers the best combination of value and efficacy for the Partnership. The General Partner will consult with the Partnership's Physician Advisory Board prior to selecting the model of lithotripter to be acquired. The models currently under consideration as of the date of this Memorandum are (i) the Storz Modulith(R) SLX-T ("Modulith(R) SLX-T"), (ii) the Medirex Tripter X-1 Compact ("Compact"), and
(iii) the Siemens Modularis(TM) Uro Plus ("Modularis(TM)").

                  The Modulith(R) SLX-T received FDA premarket approval on March 27, 1997. Preliminary reports from abroad and "word of mouth" anecdotal evidence indicate that the Modulith(R) SLX-T is as effective as most of the "portable" lithotripters in the market. The General Partner is aware that early data from abroad concerning one precursor to the Modulith(R) SLX-T reflected a high retreatment rate, and that an Affiliate of the General Partner experienced electrical and mechanical problems using another precursor, the Modulith(R) SLX. However, the General Partner and its Affiliates' experience with the transportable Modulith(R) SLX-T has shown acceptable retreatment rates. A high retreatment rate may adversely affect the Partnership. The General Partner and its Affiliates currently operate 11 Modulith(R) SLX-T lithotripters throughout the United States. The Compact and the Modularis(TM) received FDA premarket approval in 1996 and 1998, respectively. The General Partner and its Affiliates have limited direct experience with the use of the Compact and no direct experience with the Modularis(TM). Downtime periods necessitated by maintenance and repairs of any unit selected from the three models of lithotripters under consideration will adversely affect Partnership revenues. Investors should note that some studies indicate that lithotripsy may cause high blood pressure and tissue damage. The Partnership questions the reliability of these studies and believes lithotripsy has become a widely accepted method for the treatment of renal stones.

                  Technological Obsolescence. The history of lithotripsy of kidney stones as an accepted treatment procedure is relatively recent, with the first clinical trials being conducted in West Germany beginning in 1980 and the first premarket approval for a renal lithotripter in the United States being granted by the FDA in December 1984. Today, lithotripsy is the treatment procedure of choice for kidney stone disease, having replaced other treatment methods. Published reports indicate that certain researchers are attempting to improve a laser technology to more easily eradicate kidney stones, and pharmaceutical companies and researchers have attempted to develop a safe drug that can be used to dissolve kidney stones in all cases. The General Partner cannot predict the outcome of ongoing research in these areas, and any one or more developments could reduce or eliminate lithotripsy as an acceptable procedure or treatment method of choice for the treatment of kidney stones. In addition, the availability of lower-priced transportable lithotripters in the United States has dramatically increased the number of lithotripters in the country, increased competition for lithotripsy procedures and created downward pressure on the prices the Partnership can charge for its services.

                  Partnership  Limited  Resources  and  Risks of  Leverage.  The
proceeds of this Offering cannot be accurately determined until the Closing has occurred and the number of Units sold has been calculated. In any event, such proceeds will not be sufficient to fund all anticipated expenses, and the Partnership will have to supplement Partnership funds with the proceeds of debt financing. See "Business Activities - Acquisition of the New Lithotripsy System" and "Sources and Application of Funds." Although the General Partner maintains good relationships with certain commercial lending institutions, it has not obtained a loan commitment from any party in any amount on behalf of the Partnership and whether one would timely be forthcoming on terms acceptable to the Partnership cannot be assured. The General Partner and/or its Affiliates may, but are under no obligation to, make loans to the Partnership, and there is no assurance that they would be willing or able to do so at the time, in amounts and on terms required by the Partnership. While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from Partnership operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment.

                  Acquisition   of   Additional   Assets.   Subject  to  certain
limitations set forth in the Partnership Agreement, if in the future the General Partner determines that it is in the best interest of the Partnership to acquire
(i) one or more fixed base or mobile lithotripsy systems in addition to the Existing Lithotripsy System; or (ii) any other assets related to the provision of lithotripsy services, the General Partner has the authority to establish reserves or borrow additional funds on behalf of the Partnership to accomplish such goals, and may use Partnership assets and revenues to secure and repay such borrowings. The prior written approval of a Majority in Interest of the Limited Partners is required for the acquisition of the New Lithotripsy System and any additional lithotripsy systems. See the Partnership Agreement attached hereto as Appendix A. The acquisition of additional assets may substantially increase the Partnership's monthly obligations and result in greater personnel requirements. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage." Other than the New Lithotripsy System, which the Partnership intends to purchase with a portion of the proceeds of the Offering and Partnership debt financing, the General Partner does not anticipate acquiring additional Partnership assets unless projected Partnership Cash Flow or proceeds from a Dilution Offering are sufficient to finance such acquisitions. In any event, no Limited Partner would be personally liable on any additional Partnership indebtedness without such Partner's prior written consent. There is no assurance that financing would be available to the Partnership to acquire additional assets or to fund any additional working capital requirements. Any such borrowing by the Partnership will serve to increase the risks to the Partnership associated with leverage as provided above.

                  Competition. Many fixed-site and mobile lithotripters are currently operating in and around the Service Area which will be in direct competition with the Partnership's Lithotripsy Systems. Affiliates of the General Partner operate in and near the Service Area. The competing lithotripsy service providers, including the General Partner's Affiliates, generally have existing contracts with hospitals and other facilities. Except as otherwise provided in the Partnership Agreement or by law, neither the General Partner nor its Affiliates are prohibited from engaging in any business or arrangement that may compete with the Partnership. See "Prior Activities," "Conflicts of Interest" and "Competition."

                  There is no assurance that other parties will not, in the future, operate fixed-base or mobile lithotripters in and around the Service Area. To the General Partner's knowledge, no manufacturers are restricted from selling their lithotripters to other parties in the Service Area. Furthermore, the Partnership competes with facilities and individual medical practitioners who offer conventional treatment (e.g., surgery) for kidney stones. Managed care companies generally contract either directly with hospitals or specified providers for lithotripsy services for beneficiaries of their plans. It is not uncommon for managed care companies to have contracts already in place with hospitals or specified providers, and the Partnership will not be able to provide services to beneficiaries of those plans unless it convinces either the managed care companies or the hospitals to switch to the Partnership's services.

     Limited Partner Restrictions. The Partnership Agreement severely restricts the Limited Partners' ability to own interests in competing equipment or ventures. The enforceability of these noncompetition agreements is generally a matter of state law. No assurance can be given that one or more Limited Partners may not successfully compete with the Partnership. See "Competition."

                  Government Regulation. All facets of the healthcare industry are highly regulated and will become more so in the future. The ability of the Partnership to operate legally and remain profitable may be adversely affected by changes in governmental regulations, including expected changes in reimbursement, Medicare and Medicaid certification requirements, federal and state fraud and abuse laws, including the federal Anti-Kickback Statute, the federal False Claims Act, federal and state self-referral laws, state restrictions on fee splitting and other governmental regulation. See "Regulation." These laws and regulations may adversely affect the economic viability of the Partnership. The laws are broad in scope, and interpretations by courts have been limited. Violations of these laws would subject the General Partner and all Limited Partners to governmental scrutiny and/or felony prosecution and punishment in the form of large monetary fines, loss of licensure, imprisonment and exclusion from Medicare and Medicaid. Certain provisions of Medicare and Medicaid law limit provider ownership and control over the various health care services to which physicians may make Medicare and Medicaid referrals. The primary laws involved are the "Stark II" federal statute prohibiting financial relationships between physicians and certain entities to which they refer patients, and the Anti-Kickback Statute which prohibits compensation in exchange for or to induce referrals.

                  Regarding Stark II, HCFA published proposed Stark II regulations in 1998. Under the proposed regulations, physician Limited Partner referrals of Medicare and Medicaid patients to Contract Hospitals for lithotripsy services would be prohibited. If HCFA adopts the proposed Stark II regulations as final, or if a reviewing court were to interpret the Stark II statute using the proposed regulations as interpretive authority, then the Partnership and its physician Limited Partners would likely be found in violation of Stark II. In such instance, the Partnership and/or its physician Limited Partners may be required to refund any amounts collected from Medicare and Medicaid patients in violation of the statute, and they may be subject to civil monetary penalties and/or exclusion from the Medicare and Medicaid programs.

                  The Anti-Kickback Statute prohibits paying or receiving any remuneration in exchange for making a referral for healthcare services which may be paid for by Medicare, Medicaid or TRICARE (formerly known as CHAMPUS). The law has been broadly interpreted to include any payments which may induce or influence a physician to refer patients. One of the federal agencies that enforces the Anti-Kickback Statute has issued several "safe harbors" which, if complied with, mean the payment or transaction will be deemed not to violate the law. This Offering does not comply with any "safe harbor." There is limited guidance from reviewing courts regarding the application of the broad language of the Anti-Kickback Statute to joint ventures similar to the one described in this Offering. In order to prove violations of the Anti-Kickback law, the government must establish that one or more parties offered, solicited or paid remuneration to induce or reward referrals. The government has said that in certain situations the mere offering of an opportunity to invest in a venture would constitute illegal remuneration in violation of the Anti-Kickback Statute. Although the General Partner believes the structure and purpose of the Partnership are in compliance with the Anti-Kickback Statute, no assurances can be given that government officials or a reviewing court would agree. Violation of the Anti-Kickback Statute could subject the Partnership, the General Partner and the physician Limited Partners to criminal penalties, imprisonment, fines and/or exclusion from the Medicare and Medicaid programs.

                  The federal False Claims Act and similar laws generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false and fraudulent. In recent cases, False Claims Act violations have been based on allegations that Stark II or the Anti-Kickback Statute have been violated.

                  In addition to Stark II, the Anti-Kickback Statute and the False Claims Act, an unfavorable interpretation of other existing laws, or enactment of future laws or regulations, could potentially adversely affect the operation of the Partnership.

                  To the best knowledge of the General Partner, no certificate of need ("CON") will be required to operate in Indiana or on a wholesale basis in Kentucky. In Kentucky, the Partnership will lease the Lithotripsy Systems to hospitals and other treatment centers, which will in turn be responsible for providing the lithotripsy services and for billing. Various licensure requirements must be met for the Partnership to provide mobile lithotripsy services in Indiana and Kentucky. The General Partner will continue to seek to comply with such requirements. See "Regulation - State Regulation".

                  Contract  Terms  and  Termination.  The  Partnership  provides lithotripsy services to four Contract Hospitals pursuant to four separate Hospital Contracts. The Contract Hospitals generally pay the Partnership a fee for each lithotripsy procedure performed at the health care facility; however, the Partnership does directly bill and collect for services from some patients or their third-party payors. Three of the Hospital Contracts grant the
Partnership the exclusive right to provide lithotripsy services at the particular Contract Hospitals. All of the Hospital Contracts provide for automatic renewal on a year-to-year basis. Two of the Hospital Contracts are terminable without cause at any time upon 60 days written notice by either party, and two Hospital Contracts are terminable without cause at the end of the initial term or any renewal period upon 60 days prior written notice. The Partnership also leases the Existing Lithotripsy System to an Affiliate of the General Partner for the purpose of providing lithotripsy services at a hospital located in Louisville, Kentucky. See "Competition." The General Partner believes it has a good relationship with the Contract Hospitals and does not anticipate any terminations. There is no assurance, however, that fees payable to the Partnership by Contract Hospitals will not decline or that terminations will not occur. The resulting impact of such events would have a material adverse effect on Partnership operations. It is expected that most new lithotripsy service contracts, if any, would have one-year terms and be automatically renewed unless either party elects to cancel prior to the end of the term. In addition, all of the existing contracts have, and any new contracts are expected to have, provisions permitting termination in the event certain laws or regulations are enacted or applied to the contracting parties' business arrangements in a manner deemed materially detrimental to either party. See "Government Regulation"
above. In addition, competing vendors may attempt to cause certain Contract Hospitals to contract with them instead of the Partnership. The loss of Contract Hospitals to competition would adversely affect Partnership revenues and such effect could be material. Thus, there is no assurance that Partnership operations as carried on as of the date of this Memorandum or contemplated in the future will continue as herein described or contemplated, and the cancellation of any service contract or the Partnership's inability to secure new ones could have a material negative impact on the financial condition and results of the Partnership. See "Business Activities - Hospital Contracts" and "Risk Factors - Competition."

                  Loss on Dissolution and Termination. Upon the dissolution and termination of the Partnership, the proceeds realized from the liquidation of its assets, if any, will be distributed to its Partners only after satisfaction of the claims of all creditors. Accordingly, the ability of a Limited Partner to recover all or any portion of his investment under such circumstances will depend on the amount of funds so realized and the claims to be satisfied therefrom. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

Tax Risks

                  Investors should note that the General Partner anticipates no significant tax benefits associated with the operation of the Lithotripsy Systems or the Partnership. No ruling will be sought from the Service on the federal income tax consequences of any of the matters discussed in this Memorandum or any other tax issues affecting the Partnership or the Limited Partners. The Partnership is relying upon an opinion of Counsel with respect to certain material United States federal income tax issues. Counsel's opinion is not binding on the Service as to any issue, however, and there is no assurance that any deductions, or the period in which deductions may be claimed, will not be challenged by the Service. Each Investor should carefully review the following risk factors and consult his own tax advisor with respect to the federal, state and local income tax consequences of an investment in the Partnership.

                  THE TAX RISKS SET FORTH IN THIS SECTION ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE GENERAL OR SPECIFIC TAX RISKS RELATING TO THE PURCHASE OF UNITS IN THE PARTNERSHIP. EACH INVESTOR IS DIRECTED TO THE FULL OPINION OF COUNSEL (APPENDIX C TO THE MEMORANDUM). IT IS STRONGLY RECOMMENDED THAT EACH INVESTOR INDEPENDENTLY CONSULT HIS PERSONAL TAX COUNSEL CONCERNING THE TAX CONSEQUENCES ASSOCIATED WITH HIS OWNERSHIP OF AN INTEREST IN THE PARTNERSHIP. THE CONCLUSIONS REACHED IN THE OPINION ARE RENDERED WITHOUT ASSURANCE THAT SUCH CONCLUSIONS HAVE BEEN OR WILL BE ACCEPTED BY THE SERVICE OR THE COURTS.

                  THIS MEMORANDUM AND THE OPINION DO NOT DISCUSS, NOR WILL COUNSEL BE RENDERING AN OPINION REGARDING, THE ESTATE AND GIFT TAX OR STATE AND LOCAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP. FURTHERMORE, INVESTORS SHOULD NOTE THAT THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP MAY BE ADVERSELY AFFECTED BY FUTURE CHANGES IN THE FEDERAL INCOME TAX LAWS, WHETHER BY FUTURE ACTS OF CONGRESS OR FUTURE ADMINISTRATIVE AND JUDICIAL INTERPRETATIONS OF APPLICABLE FEDERAL INCOME TAX LAWS. ANY OF THE FOREGOING MAY BE GIVEN RETROACTIVE EFFECT.

                  Possible Legislative or Other Actions Effecting Tax Consequences. The federal income tax treatment of an investment in an equipment/service oriented limited partnership such as the Partnership may be modified by legislative, judicial or administrative action at any time, and any such action may retroactively affect investments and commitments previously made. The rules dealing with federal income taxation of limited partnerships are constantly under review by the Service, resulting in revisions of its regulations and revised interpretations of established concepts. In evaluating an investment in the Partnership, each Investor should consult with his personal tax advisor with respect to possible legislative, judicial and administrative developments.

                  Disqualification of Employee Benefit Plans. Purchase of Units in the Partnership may cause certain Limited Partners, certain hospitals and out-patient centers, the Partnership, and employees of the foregoing to be treated under Section 414(m) of the Code as being employed in the aggregate by a single employer or "affiliated service group" for purposes of minimum coverage, participation and other employee benefit plan requirements imposed by the Code. In contrast, an employer not affiliated under Section 414(m) need only consider its own employees in determining whether its employee benefit plans satisfy Code requirements. Aggregation of employees could cause the disqualification of the retirement plans of certain Limited Partners and related entities. Aggregation could also require the value of the vested retirement benefit of a highly compensated employee who is a participant in a disqualified plan to be included in his gross income, regardless of whether the employee is a Limited Partner. These rules may adversely affect Investors who are currently involved in a medical practice joint venture, regardless of their purchase of Units in the Partnership. The General Partner and Counsel have been informally advised by officials of the Service that the Service would not likely attempt to apply the affiliated service group rules to the Partnership, nor has the Service applied these rules to similar arrangements in the past. Informal discussions with the Service, however, are not binding on the Service, and there can be no guarantee that the Service will not apply the affiliated service group rules to the Partnership.

                  INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICABILITY OF THE AFFILIATED SERVICE GROUP RULES DESCRIBED HEREIN TO THE EMPLOYEE BENEFIT PLANS MAINTAINED BY THEM OR THEIR MEDICAL PRACTICES.

                  Partnership Allocations. The Partnership Agreement contains certain allocations of profits and losses that could be reallocated by the Service if it were determined that the allocations did not have "substantial economic effect." On December 31, 1985, the Regulations dealing with the propriety of partnership allocations were finalized. As a general rule, allocations of profits and losses must have "substantial economic effect." Based upon current law, Counsel is of the opinion that, if the question were litigated, it is more probable than not that the allocation of profits and losses set forth in the Partnership Agreement would be sustained for federal income tax purposes. This opinion is subject to certain assumptions and qualifications. Investors are cautioned that the foregoing opinion is based in part upon final regulations which have not been extensively commented upon or construed by the courts.

                  Income in Excess of Distributions. The Partnership Agreement provides that in each year annual Distributions may be made to the Partners. Excluded from the definition of cash available for distribution is the amount of funds necessary to discharge Partnership debts and to maintain certain cash reserves deemed necessary by the General Partner. If Partnership Cash Flow is insufficient to fund expenses and maintain adequate reserves, a Limited Partner could be subject to income taxes payable out of personal funds to the extent of the Partnership's income, if any, attributed to him without receiving from the Partnership sufficient Distributions to pay the Limited Partner's tax with respect to such income.

                  Effect of Classification as Corporation. The Partnership has not and will not seek a ruling from the Service concerning the tax status of the Partnership. It is the opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation unless the Partnership so elects. The Partnership has not and will not make an election to be classified as other than a partnership for federal income tax purposes. Although the Partnership intends to rely on the legal opinion of Counsel, the service will not be bound thereby. Moreover, there can be no assurance that legislative or administrative changes or court decisions may not in the future result in the Partnership being treated as an association taxable as a corporation, with a resulting greater tax burden associated with the purchase of Units.

                  The General Partner, in order to comply with applicable tax law, will keep the Partnership's books and records and otherwise compute Profits and Losses based on the accrual method, and not the cash basis method, of accounting pursuant to Section 448 of the Code. The accrual method of accounting generally records income and expenses when they are accrued or economically incurred.

                  Passive Income and Losses. The General Partner expects that the Partnership will continue to realize taxable income and not taxable losses during the foreseeable future. Nevertheless, if it instead realizes taxable losses, the use of such losses by the Limited Partners will generally be limited by Code Section 469.

                  Code Section 469 provides limitations for the use of taxable losses attributable to "passive activities." Code Section 469 operates generally to prohibit passive losses from being used against income from active activities. The passive activity rules are extremely complex and Investors are urged to consult their own tax advisors as to their applicability, particularly as they relate to the ability to deduct any losses from the Partnership against other income of the Investor.

                  THE PASSIVE ACTIVITY LOSS RULES WILL AFFECT EACH INVESTOR DIFFERENTLY, DEPENDING ON HIS OR HER OWN TAX SITUATION. EACH INVESTOR SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THESE RULES ON THE INVESTOR IN LIGHT OF THE INVESTOR'S INDIVIDUAL FACTS AND CIRCUMSTANCES.

                  Depreciation. As in the case of its existing equipment, the Partnership will use the Modified Accelerated Cost Recovery System ("MACRS") to depreciate the cost of any newly acquired equipment (including the New Lithotripsy System) or improvements. Any additions or improvements to the Lithotripsy Systems will also be depreciated over a five year term using the 200% declining balance method of depreciation, switching to the straight-line method to maximize the depreciation allowance. If purchases or improvements are made after the beginning of any year, only a fraction of the depreciation deduction may be claimed in that year.

                  As under prior law, the 1986 Act provides that the full amount of depreciation on personal property (such as the Lithotripsy Systems) is recaptured upon disposition (i.e., is taxed as ordinary income) to the extent gain is realized on the disposition. Investors should note that the 1986 Act repealed the investment tax credit for all personal property.

                  Partnership Elections. The Code permits partnerships to make elections for the purpose of adjusting the basis of partnership property on the distribution of property by a partnership to a partner and on the transfer of an interest in a partnership by sale or exchange or on the death of a partner. The general effect of such elections is that transferees of Partnership Interests will be treated, for the purposes of depreciation and gain, as though they had a direct interest in the Partnership's assets, and the difference between their adjusted bases for their Partnership Interests and their allocable portion of the Partnership's bases for its assets will be allocated to such assets based upon the fair market value of the assets at the times of transfers of the Partnership Interests. Any such election, once made, cannot be revoked without the consent of the Service. Under the terms of the Partnership Agreement, the General Partner, in its discretion, may make the requisite election necessary to effect such adjustment in basis.

                  Sale of Partnership Units. Gain realized on the sale of Units by a Limited Partner who is not a "dealer" in Units or in limited partnership interests will be taxed as capital gain, except that the portion of the sales price attributable to inventory items and unrealized receivables will be taxed as ordinary income. "Unrealized receivables" of the Partnership include the Limited Partner's share of the ordinary income that the Partnership would realize as a result of the recapture of depreciation (as described above) if the Partnership had sold Partnership depreciable property immediately before the Limited Partner sold his Partnership Interest. Investors should note that the IRS Restructuring and Reform Act of 1998 generally imposes a maximum tax rate of 20% on net long-term capital gains. To the extent the Partnership has income attributable to depreciation recapture incurred on the sale of a capital asset, such income will be taxed at a maximum rate of 25%. The Revenue Reconciliation Act of 1993 imposed a maximum potential individual income tax rate of 39.6% on ordinary income.

                  Tax Treatment Of Certain Fees and Expenses Paid By The Partnership. Under the Code, a partnership expenditure will, as a general rule, fall into one of the following categories: (1) deductible expenses -- expenditures such as interest, taxes, and ordinary and necessary business expenses which the partnership is entitled to deduct in full when paid or incurred; (2) amortizable expenses -- expenditures which the partnership is entitled to amortize (i.e., deduct ratably) over a fixed period of time; (3) capital expenditures -- expenditures which must be added to the amortization or depreciation base of partnership property (or partnership loans) and deducted over a period of time as the property (or partnership loan) is amortized or depreciated; (4) organization expenses -- expenditures related to the organization of the partnership, which under Section 709 of the Code are amortized over a 60-month period, provided an election to do so is made; (5) syndication expenses -- expenditures paid or incurred in promoting the sale of interests in the partnership, which under Section 709 of the Code must be capitalized but may be neither depreciated, amortized, nor otherwise deducted;
(6) partnership distributions -- payments to partners representing distributions of partnership funds, which may be neither capitalized, amortized nor deducted;
(7) start-up expenses -- expenditures incurred by a partnership during an initial period, which under Section 195 of the Code may be amortized over a 60-month period; and (8) guaranteed payments to partners -- payments to partners for services or use of capital which are deductible or treated in the other categories of expenditures listed above, provided they meet the applicable requirements.

                  Several amendments to the Code enacted by the Tax Reform Act of 1984 alter established tax accounting principles. One or more of these amendments may affect the federal income tax treatment of fees and expenses, particularly fees paid or incurred by a partnership for services. In particular, Code Section 461(h) now provides that an expense or fee paid to a service provider may not be accrued for federal income tax purposes prior to the time "economic performance" occurs. "Economic performance" occurs as (and no sooner than) the service provider provides the required services.

                  All expenditures of the Partnership must constitute ordinary and necessary business expenses in order to be deducted by the Partnership when paid or incurred, unless the deduction of any such item is otherwise expressly permitted by the Code (e.g., taxes). Expenditures must also be reasonable in amount. The Service could challenge a fee deducted by the Partnership on the ground that such fee is a capital expenditure, which must either be amortized over an extended period or indefinitely deferred, rather than deducted as an ordinary and necessary business expense. The Service could also challenge the deduction of any fee on the basis that the amount of such fee exceeds the reasonable value of the services performed, the goods acquired or the other benefits to the Partnership.

                  Under Section 482 of the Code, the Service has broad discretion to reallocate income, deductions, credits or allowances between entities with common ownership or control if it is determined that such reallocation is necessary to prevent the evasion of taxes or to reflect the income of such entities. The Partnership and the General Partner are entities to which Section 482 applies and it is possible that the Service could contend that certain items should be reallocated in a manner that would change the Partnership's proposed tax treatment of such items.

                  The General Partner believes the payments to it and its Affiliates are customary and reasonable payments for the services rendered by them to the Partnership; however, these fees were not determined by arm's length negotiations. Nothing has come to the attention of Counsel which would give Counsel reasonable cause to question the General Partner's determination. On audit the Service may challenge such payments and contend that the amount paid for the services exceeds the reasonable value of those services. Because of the factual nature of the question of the reasonableness of any particular fee, Counsel cannot express an opinion as to the outcome of the reasonableness of the amount of any fee should the issue be litigated.

                  Syndication Expenses. Section 709 of the Code prohibits a partnership from deducting or amortizing costs that are incurred to promote the sale of partnership interests (i.e., syndication expenses). The Regulations provide definitions for syndication expenses that must be capitalized. Syndication expenses include brokerage fees, registration fees, legal fees for securities advice, accounting fees for preparation of representations to be included in the offering materials, and printing costs of the offering materials. The Partnership intends to treat the entire amount payable to the Sales Agent as a sales commission for selling the Units, as well as certain other fees and expenses allocable to the preparation of this Memorandum and to the offering of the Units in the Partnership, as nondeductible, nonamortizable syndication expenses.

                  Investors will economically bear their respective proportionate share of syndication expenses as these costs likely will be paid out of proceeds from this Offering. These costs will be borne irrespective of their amount, timing and ability of the Partnership to deduct these costs for tax purposes.

                  Management Fee to General Partner. The Partnership pays the General Partner, in its capacity as the Partnership's management agent, a monthly management fee equal to the greater of $8,000 or 7.5% of Partnership Cash Flow per month. The management fee is paid to the General Partner for the time and attention devoted by it for supervising and coordinating the management and administration of the Partnership's day-to-day operations pursuant to the terms of the Management Agreement. The Partnership will continue to deduct the management fee in full in the year paid. Assuming the management fee to be paid to the General Partner is ordinary, necessary and reasonable in relation to the services provided, Counsel is of the opinion that the Partnership may deduct the management fee in full in the year paid.

                  State and Local Taxation. Each Investor should consult his own attorney or tax advisor regarding the effect of state and other local taxes on his personal situation.

Other Investment Risks

                  Conflicts of Interest. The activities of the Partnership involve numerous existing and potential conflicts of interest between the Partnership, the General Partner and their Affiliates. See "Compensation and Reimbursement to the General Partner and its Affiliates," "The General Partner," "Competition" and "Conflicts of Interest."

                  No Participation in Management. The General Partner has full authority to supervise the business and affairs of the Partnership pursuant to the Partnership Agreement and the Management Agreement. The Limited Partners generally have very limited right to participate in the management, control or conduct of the Partnership's business and affairs. See "Summary of the Partnership Agreement." The General Partner, its employees and its Affiliates are not required to devote their full time to the Partnership's affairs and intend to continue devoting substantial time and effort to organizing and operating partnerships and other ventures throughout the United States that are similar to the Partnership. The General Partner will continue to devote such time to the Partnership's business and affairs as it deems necessary and appropriate in the exercise of reasonable judgment. The participation by any Limited Partner in the management or control of the Partnership's affairs could render him generally liable for the liabilities of the Partnership that could not be satisfied by assets of the Partnership. See the form of Opinion of Counsel, attached hereto as Appendix C.

                  Limited Partners' Obligation to Return Certain Distributions. Except as provided by other applicable law and provided that a Limited Partner does not participate in the management or control of the Partnership, he will not be liable for the liabilities of the Partnership in excess of his investment, his ratable share of undistributed profits, and any distributions received from the Partnership to the extent that, after giving effect to such distributions, all liabilities of the Partnership, other than liabilities attributable to Partners on account of their Partnership Interests, would exceed the fair value of the Partnership's assets. However, under Indiana law, to the extent that cash distributed to a Limited Partner constitutes the return of all or a portion of such Limited Partner's capital contribution as provided by the Act, although such distribution was rightfully made, such Limited Partner will be liable to the Partnership for a period of one year following the receipt of such distribution for any sum not in excess of such return of capital necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership. Furthermore, if a Limited Partner receives a return of all or a portion of such Limited Partner's capital contribution in violation of the Partnership Agreement or the Act, such Limited Partner will be liable to the Partnership for a period of six years for the amount of such contribution wrongfully returned to the Limited Partner.

                  Dilution of Limited Partners' Interests. The General Partner has the authority under the Partnership Agreement to cause the Partnership to periodically offer and sell additional limited partnership interests to local investors who are not Limited Partners (a "Dilution Offering"). Partnership interests offered in a Dilution Offering must be sold in a manner and according to terms in the best interest of the Partnership, as prescribed in the sole discretion of the General Partner. Upon the sale of interests in the Partnership in a Dilution Offering, the Percentage Interests of the Partners will be proportionately diluted. See "Summary of the Partnership Agreement - Dilution Offerings."

                  Liability Under Limited Partner Loan. Investors personally borrowing funds to finance a portion of their Unit purchase price with the proceeds of a Limited Partner Loan will be directly obligated to the Bank as provided in the Loan Documents. A default under the Limited Partner Loan could result in the foreclosure of the Investor's right to receive any Partnership Distributions as well as the loss of other personal assets unrelated to his Partnership Interest. Prospective Investors should review carefully all the provisions contained in the Loan Commitment and the terms of the Limited Partner Note and Loan and Security Agreement with their counsel and financial advisors. Neither the Partnership nor the General Partner endorses or recommends to the prospective Investors the desirability of obtaining financing from the Bank nor does the summary of the Loan Documents provided herein constitute legal advice. A Limited Partner's liability under a Limited Partner Note continues regardless of whether the Limited Partner remains a limited partner in the Partnership. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership, the General Partner or their Affiliates. In addition to the suitability requirements discussed below, any prospective Investor applying for a Limited Partner Loan to fund a portion of his Unit purchase must be approved by the Bank for purposes of his delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors.

                  Long-term Investment. The General Partner anticipates that the Partnership will continue to operate the Lithotripsy Systems for an indefinite period of time and that the Partnership will not liquidate prior to its intended termination. Accordingly, Investors should consider their investment in the Partnership as a long-term investment of indefinite duration.

                  Limited Transferability and Illiquidity of Units. Transferability of Units is severely restricted by the Partnership Agreement and the Subscription Agreement, and the consent of the General Partner is necessary for any transfer. No public market for the Units exists and none is expected to develop. Moreover, the Units generally may not be transferred unless the General Partner is furnished with an opinion of counsel, satisfactory to the General Partner, to the effect that such assignment or transfer may be effected without registration under the Securities Act and any state securities laws applicable to the transfer. The Partnership will be under no obligation to register the Units or otherwise take any action that would enable the assignment or transfer of a Unit to be in compliance with applicable federal and state securities laws. Thus, a Limited Partner may not be able to liquidate an investment in the Partnership in the event of an emergency, and the Units may not be readily accepted as collateral for loans. Moreover, a sale of a Unit by a Limited Partner may cause adverse tax consequences to the selling Limited Partner, as well as potentially effect a default under any outstanding Limited Partner Loan. Accordingly, the purchase of Units must be considered a long-term and illiquid investment.

                  Arbitrary Offering Price. The offering price of the Units has been determined by the General Partner based upon a valuation of the Partnership conducted by an independent third-party valuation firm, and based on various assumptions that may or may not occur. A copy of this valuation will be made available on request. The offering price of the Units is not, however, necessarily indicative of their value, if any, and no assurance can be given that the Units, if and when transferable, could be sold for the offering price or for any amount.

                  Limitation of General Partner's Liability and Indemnification. The Partnership Agreement provides that the General Partner will not be liable to the Partnership or to any Partner for errors in judgment or other acts or omissions in connection with the Partnership as long as the General Partner, in good faith, determined such course of conduct was in the best interest of the Partnership, and such course of conduct did not constitute willful misconduct or gross negligence. Therefore, the Limited Partners may have a more limited right of action against the General Partner in the event of its misfeasance or malfeasance than they would have absent the limitations in the Partnership Agreement. The Partnership will indemnify the General Partner against losses sustained by the General Partner in connection with the Partnership, unless such losses came as a result of the General Partner's gross negligence or willful misconduct. In the opinion of the SEC, indemnification for liabilities arising out of the Securities Act is contrary to public policy and therefore is unenforceable.

                  Insurance. Prime Medical Services, Inc. ("Prime"), the sole shareholder of the General Partner, maintains active policies of insurance for the benefit of itself and certain affiliated entities covering employee crime, workers' compensation, business and commercial automobile operations, professional liability, inland marine, business interruption, real property and commercial liability risks. These policies include the Partnership, and the General Partner believes that coverage limits of these policies are within acceptable norms for the extent and nature of the risks covered. The Partnership is responsible for its share of premium costs. There are certain types of losses, however, that are either uninsurable or are not economically insurable. For instance, contractual liability is generally not covered under Prime's policies. Should such losses occur with respect to Partnership operations, or should losses exceed insurance coverage limits, the Partnership could suffer a loss of the capital invested in the Partnership and any anticipated profits from such investment.

                  Optional Purchase of Limited Partner Interests. As provided in the Partnership Agreement, the General Partner has the option to purchase all the interest of a Limited Partner who (i) dies; (ii) becomes insolvent; or (iii) acquires a direct or indirect ownership of an interest in a competing venture. The General Partner, in its sole discretion, may elect to assign its purchase option rights to the Partnership. A Limited Partner whose Limited Partner Interest is sold, as provided above, or who ceases to be a Limited Partner of the Partnership for any reason, will be further restricted from having a direct or indirect ownership in a competing venture (including the lease or sublease of competing technology) within a certain restricted market area for two years after the disposition of his Partnership Interest. Limited Partners, except in certain circumstances set forth in the Partnership Agreement, are also absolutely prohibited from disclosing Partnership trade secrets and confidential information. The option purchase price for the Partnership Interest is equal to the Partner's share of the Partnership's book value, if any, as reflected by such Partner's Capital Account (unadjusted for any appreciation in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes). Because losses, depreciation, deductions and distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, the option purchase price may be nominal in amount. See the Partnership Agreement attached hereto as Appendix A and "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                                 THE PARTNERSHIP

                  Indiana Lithotripters Limited Partnership I, an Indiana limited partnership (the "Partnership") was organized and created under the Indiana Revised Uniform Limited Partnership Act (the "Act") on November 13, 1990. The general partner of the Partnership is Lithotripters, Inc., a North Carolina corporation (the "General Partner"), and a wholly owned subsidiary of Prime. The General Partner currently holds approximately a 25.82% interest in the Partnership in its capacity as the general partner and the existing limited partners (the "Initial Limited Partners") currently hold the remaining 74.18% interest in the Partnership as limited partners (including an 8.65% limited partner interest held by the General Partner). In the event that all 25 Units offered hereby are sold, the General Partner will hold approximately a 19.365% general partner interest in the Partnership, the Initial Limited Partners will hold a 55.635% limited partner interest in the Partnership and the Investors who purchase the Units offered hereby (the "New Limited Partners") will hold an aggregate 25% interest in the Partnership. The Percentage Interests of the General Partner and Initial Limited Partners (aggregate) will decrease by approximately .26% and .74%, respectively, for each Unit sold. All Partners will have their Partnership Interests further reduced in the event of additional dilution offerings. See "Summary of the Partnership Agreement - Dilution Offerings." The principal address of the Partnership and the General Partner is 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746. The telephone number of the Partnership and the General Partner is (888) 252-6575.

                              TERMS OF THE OFFERING

The Units and Subscription Price

                  Indiana   Lithotripters  Limited  Partnership  I,  an  Indiana
limited partnership, hereby offers an aggregate of 25 Units of limited partnership interest in the Partnership (the "Units"). Each Unit represents an initial 1% economic interest in the Partnership. See "Risk Factors - Other Investment Risks - Dilution of Limited Partners' Interests." Each Investor may purchase not less than one Unit. The General Partner may, however, in its sole discretion, sell less than one Unit as an additional investment and reject in whole or in part any subscription. The price for each Unit is $11,163 in cash payable at subscription; however, certain qualified Investors may personally borrow funds from a third-party financial institution to pay a portion of the cash purchase price. For the convenience of Investors, the Partnership has arranged for financing a portion of the purchase price with the Bank. See "Terms of the Offering - Limited Partner Loans." The Proceeds of the Offering will first be used by the Partnership to pay offering costs and expenses, and the remainder of the proceeds, if any, will be used to finance a portion of the cost of (i) purchasing a new transportable lithotripter (estimated at $425,000), and a new mobile truck (estimated at $80,000), as well as pay applicable state sales or use taxes on the New Lithotripsy System (estimated at $25,250), and (ii) upgrading the imaging system of the Partnership's Existing Lithotripsy System (estimated at $56,500). See "Sources and Applications of Funds." The Partnership's acquisition of the New Lithotripsy System is subject to the prior approval of a Majority in Interest of the Limited Partners. See the Partnership Agreement, attached hereto as Appendix A. The proceeds of this Offering cannot be calculated until the number of Units sold has been determined at the Closing. In the event the proceeds of the Offering will be insufficient to fund all of the costs described above (a certainty in the case the acquisition of New Lithotripsy System is approved), it is anticipated that the Partnership will also use Partnership Cash Flow, reserves and/or the proceeds of debt financing to fund such costs. There is no assurance, however, that debt financing will be available for such purposes. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage" and "Business Activities - Acquisition of New Lithotripsy System." As of the date of this Memorandum, the requisite approval of the Initial Limited Partners is being solicited by the General Partner. In the event the purchase of the New Lithotripsy System is not approved and Offering proceeds remain after funding the Offering costs and the upgrade, such proceeds will be kept in Partnership reserves and/or distributed to the Initial Limited Partners.

Acceptance of Subscriptions

                  To enable the Bank and the General Partner to make credit and investor decisions, respectively, each prospective Investor must complete and deliver to the General Partner a Purchaser Financial Statement in the form included in the Subscription Packet accompanying this Memorandum, or a substitute financial statement containing the same information as provided therein, and pages one and two of the prospective Investor's most recently filed Form 1040 U.S. Individual Income Tax Return. An Investor that pays the full amount of his Unit purchase price with a check at subscription and whose subscription is received and accepted by the Partnership, will become a Limited Partner in the Partnership, and his subscription funds will be released from escrow to the Partnership. Acceptance by the General Partner of a subscription of an Investor that elects to finance a portion of the Unit purchase price with the proceeds of a Limited Partner Loan is conditioned upon the Bank's approval of such loan. See "Terms of the Offering - Limited Partner Loans." If the financing Investor is otherwise acceptable to the Partnership, after receipt of the Bank's approval, the Partnership will inform the Escrow Agent that it has accepted the Investor's subscription and the Escrow Agent will release the Loan Documents to the Bank and the Bank will pay the proceeds from the Limited Partner Loan to the Partnership. The Investor will become a Limited Partner in the Partnership at the time the Bank releases the proceeds of his Limited Partner Loan to the Partnership. Subscriptions may be rejected in whole or in part by the Partnership and need not be accepted in the order received. To the extent the Partnership reduces an Investor's subscription as provided above, the Investor's cash Unit purchase price, or the principal amount of his Limited Partner Note, as the case may be, will be proportionately refunded and reduced. Notice of acceptance of an Investor's subscription to purchase Units and his Percentage Interest in the Partnership will be furnished promptly after acceptance of the Investor's Subscription.

Limited Partner Loans

                  The purchase price for the Units is payable in cash. The prospective Investor may pay for the Units with personal funds alone or in part with such funds, together with either loan proceeds personally borrowed by the Investor under a Limited Partner Loan or other loan. Financing under the Limited Partner Loans was arranged by the Partnership with the Bank as provided in the Limited Partner Loan Commitment, attached hereto as Appendix B. Prospective Investors should review carefully all the provisions contained in the Limited Partner Loan Commitment and the terms of the Limited Partner Note and Loan and Security Agreement with their counsel and financial advisors. Neither the Partnership nor the General Partner endorses or recommends to the prospective Investors the desirability of obtaining financing from the Bank nor does the summary of the Loan Documents provided herein constitute legal advice. If the prospective Investor wishes to finance a portion of the purchase price of his Units as provided herein, he must deliver to the Sales Agent upon submission of his Subscription Packet an executed Limited Partner Note payable to the Bank and Note Addendum, the form of which are attached as Exhibit A to the Limited Partner Loan Commitment, a Loan and Security Agreement, the form of which is attached as Exhibit B to the Limited Partner Loan Commitment, a Security Agreement, the form of which is attached as Exhibit C to the Limited Partner
Loan Commitment and two UCC-1's, the form of which are attached to the Subscription Packet (collectively, the "Loan Documents"). In no event may the maximum amount borrowed per Unit exceed $8,663. The Limited Partner Note is repayable in twelve (12) predetermined installments in the respective amounts set forth in the Limited Partner Loan Commitment. The installments are payable on each January 15th, April 15th, June 15th and September 15th commencing on January 15, 2001 (assuming the Closing occurs prior to August 31, 2000), with a thirteenth (13th) and final installment in an amount equal to the principal balance then owed on the Limited Partner Note and all accrued, unpaid interest thereon due and payable on the third anniversary of the first installment date. Interest accrues at the Bank's "Prime Rate," as the same may change from time to time. The Prime Rate refers to that rate of interest established by the Bank and identified as such in literature published and circulated within the Bank's offices. Such term is used as a means of identifying a rate of interest index and not as a representation by the Bank that such rate is necessarily the lowest or most favorable rate of interest offered to borrowers of the Bank generally. A prospective Investor will have no claim or right of action based on such premise. Under the terms of the Limited Partner Loan, the Bank may extend the maturity date for the Limited Partner Note and increase installment payments thereunder in the event interest rates substantially increase. See the form of the Limited Partner Note attached as Exhibit A to the Limited Partner Loan Commitment which is attached hereto as Appendix B.

                  The Limited Partner Note will be secured by the cash flow distributions payable with respect to the prospective Investor's Partnership Interest as provided in the Loan and Security Agreement and the Security Agreement and as evidenced by the UCC-1s. By executing the Loan and Security Agreement, the prospective Investor requests the Bank to extend the Limited Partner Loan Commitment to him if he is approved for a Limited Partner Loan. The Loan and Security Agreement also authorizes (i) the Bank to pay the proceeds of the Limited Partner Note directly to the Partnership; and (ii) the Partnership to remit funds directly to the Bank out of the prospective Investor's share of any Distributions represented by the prospective Investor's percentage Partnership Interest to fund installment payments due on the prospective Investor's Limited Partner Note. In the event the Distributions are insufficient for full payment of any installment due under the Limited Partner Note, the Limited Partner himself shall be liable for the timely payment of any remaining sums due under the Limited Partner Note. See the form of the Loan and Security Agreement attached as Exhibit B to the Limited Partner Loan Commitment which is attached hereto as Appendix B.

                  If the prospective Investor is approved by the Bank and is acceptable to the General Partner, the Escrow Agent will, upon acceptance of the Investor's subscription by the General Partner, release the Loan Documents to the Bank and the Bank will pay the proceeds of the Limited Partner Note to the Partnership to fund a portion of the Investor's Unit purchase. The prospective Investor will have substantial exposure under the Limited Partner Note. Regardless of the results of Partnership operations, a prospective Investor will remain liable to the Bank under his Limited Partner Note according to its terms. The Bank can accelerate the entire principal amount of the Limited Partner Note in the event the Bank in good faith believes the prospect of timely payment or performance by the prospective Investor is impaired or the Bank otherwise in good faith deems itself or its collateral insecure and upon certain other events, including, but not limited to, nonpayment of any installment. The Bank may also request additional collateral in the event it deems the Limited Partner
Note insufficiently secured. A Limited Partner's liability under a Limited Partner Note also continues regardless of whether the Limited Partner remains a limited partner in the Partnership. A Limited Partner's liability under a Limited Partner Note is directly with the Bank. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership, the General Partner or their Affiliates. In addition to the suitability requirements discussed below, the prospective Investor must be approved by the Bank for purposes of his delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors. See "Risk Factors - Other Investment Risks - Liability Under Limited Partner Loan."

Subscription Period; Closing

                  The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time, on August 9, 2000 (the "Closing Date"), unless sooner terminated by the General Partner or unless extended for an additional period up to 180 days. See "Plan of Distribution."

Offering Exemption

                  The Units are being offered and will be sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, as amended, and an exemption from state registration provided by the National Securities Markets Improvement Act of 1996. The suitability standards set forth below have been established in order to comply with the terms of these offering exemptions.

Suitability Standards

                  In addition to the suitability requirements discussed below, each Investor wishing to obtain a Limited Partner Loan must be approved by the Bank. The Bank has established its own criteria for approving the credit-worthiness of Investors and has not established objective minimum suitability standards. The Bank has sole discretion to accept or reject any Investor.

                  An investment in the Partnership involves a high degree of financial risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments and who can afford to lose all of their investment. See "Risk Factors - Other Investment Risks - Limited Transferability and Illiquidity of Units." An Investor should not purchase a Unit if the Investor does not have resources sufficient to bear the loss of the entire amount of the purchase price, including any portion financed. The General Partner anticipates selling Units only to individual investors; however, the General Partner reserves the right to sell Units to entities.

                  Because of the risks involved, the General Partner anticipates selling the Units only to Investors residing in Indiana and Kentucky who it reasonably believes meet the definition of "accredited investor" as that term is defined in Rule 501 under the Securities Act, but reserves the right to sell up to 35 Investors who are nonaccredited investors. Certain institutions and the following individuals are "accredited investors":

(1) An individual whose net worth (or joint net worth with his or her spouse) exceeds $1,000,000 at the time of subscription;

                  (2) An individual who has had an individual income in excess of $200,000 in each of the two most recent fiscal years and who reasonably expects an individual income in excess of $200,000 in the current year; or

                  (3) An individual who has had with his or her spouse a joint income in excess of $300,000 in each of the two most recent fiscal years and who reasonably expects a joint income in excess of $300,000 in the current year.

                  Individual Investors must also be at least 21 years old and otherwise duly qualified to acquire and hold partnership interests. The General Partner reserves the right to refuse to sell Units to any person, subject to federal and applicable state securities laws.

                  Each Investor must make an independent judgment, in consultation with his own counsel, accountant, investment advisor or business advisor, as to whether an investment in the Units is advisable. The fact that an Investor meets the Partnership's suitability standards should in no way be taken as an indication that an investment in the Units is advisable for that Investor.

                  It is anticipated that suitability standards comparable to those set forth above will be imposed by the Partnership in connection with resales, if any, of the Units. Transferability of Units is severely restricted by the Partnership Agreement and the Subscription Agreement. See "Summary of the Partnership Agreement - Restrictions on Transfer of Partnership Interests."

                  Investors who wish to subscribe for Units must represent to the Partnership that they meet the foregoing standards by completing and delivering to the Sales Agent a Purchaser Questionnaire in the form included in the Subscription Packet. Each Purchaser Representative, if any, acting on behalf of an Investor in connection with this Offering must complete and deliver to the Sales Agent a Purchaser Representative Questionnaire (a copy of which is available upon request to the General Partner).

How to Invest

                  Investors that meet the qualifications for investment in the Partnership and who wish to subscribe for Units may do so by following the instructions contained in the Subscription Packet accompanying this Memorandum. All information provided by Investors will be kept confidential and not disclosed except to the Partnership, the General Partner, the Bank and their respective counsel and Affiliates and, if required, to governmental and regulatory authorities.

Restrictions on Transfer of Units

                  The Units have not been registered under the Securities Act or under any state securities laws and holders of Units have no right to require the registration of such Units or to require the Partnership to disclose publicly information concerning the Partnership. Units can be transferred only in accordance with the provisions of, and upon satisfaction of, the conditions set forth in the Partnership Agreement. Among other things, the Partnership Agreement provides that no assignment of Units may be made if such assignment could not be effected without registration under the Securities Act or state securities laws. Moreover, the assignment generally must be made to an individual approved by the General Partner who meets the suitability requirements described in this Memorandum.

                  Assignors of Units will be required to execute certain documents, in form and substance satisfactory to the General Partner, instructing it to effect the assignment. Assignees of Units may also, in the discretion of the General Partner, be required to pay all costs and expenses of the Partnership with respect to the assignment.

                  Any assignment of Units or the right to receive Partnership Distributions in respect of Units will not release the assignor from any liabilities connected with the assigned Units, including liabilities under any Limited Partner Loan. Such event may constitute a default under a Limited Partner Note. An assignee, whether by sale or otherwise, will acquire only the rights of the assignor in the profits and capital of the Partnership and not the rights of a Limited Partner, unless such assignee becomes a substituted Limited Partner. An assignee may not become a substituted Limited Partner without (i) either the written consent of the assignor and the General Partner, or the consent of all of the Limited Partners (except the assignor Limited Partner) and the General Partner; (ii) the submission of certain documents; and (iii) the payment of expenses incurred by the Partnership in effecting the substitution. An assignee, regardless of whether he becomes a substituted Limited Partner, will be subject to and bound by all the terms and conditions of the Partnership Agreement with respect to the assigned Units. See "Summary of the Partnership Agreement - Restrictions on Transfer of Partnership Interests."

                              PLAN OF DISTRIBUTION

                  Subscriptions for Units will be solicited by MedTech Investments, Inc., the Sales Agent, which is an Affiliate of the General Partner. The Sales Agent has entered into a Sales Agency Agreement with the Partnership pursuant to which the Sales Agent has agreed to act as exclusive agent for the placement of the Units on a "best efforts" any or all basis. The Sales Agent is not obligated to purchase any Units.

                  The Sales Agent is a North Carolina Corporation that was formed on December 23, 1987, and became a member of the National Association of Securities Dealers on March 15, 1988. The Sales Agent will be engaged in other similar Offerings on behalf of the General Partner and its Affiliates during the pendency of this offering and in the future. The Sales Agent is a wholly owned subsidiary of Prime, which also owns all the stock of the General Partner. Investors should note the material relationship between the Sales Agent and the General Partner, and are advised that the relationship creates conflicts in the Sales Agent's performance of its due diligence responsibilities under the federal securities laws.

                  As compensation for its services, the Sales Agent will receive a commission equal to $150 for each Unit sold. No other commissions will be paid in connection with this Offering. Subject to the conditions as provided above, the Sales Agent may be reimbursed by the Partnership for its out-of-pocket expenses associated with the sale of the Units in an amount not to exceed $5,000. The Partnership has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

                  The Partnership will not pay the fees of any purchaser representative, financial advisor, attorney, accountant or other agent retained by an Investor in connection with his decision to purchase Units.

                  The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time, on August 9, 2000, (or earlier, in the discretion of the General Partner), unless extended at the discretion of the General Partner for an additional period not to exceed 180 days. See "Terms of the Offering - Subscription Period; Closing."

                  The Partnership seeks by this Offering to sell a maximum of 25 Units for a maximum of an aggregate of $279,075 in cash ($275,325 net of Sales Agent Commissions). The Partnership has set no minimum number of Units to be sold in this Offering. The subscription funds, and Loan documents, if any, received from each Investor will be held in escrow (which, in the case of cash subscription funds, shall be held in an interest bearing escrow account with the
Bank) until either the Investor's subscription is accepted by the Partnership (and approved by the Bank in the case of financed purchases of Units), the Partnership rejects the subscription or the Offering is terminated. Upon the receipt and acceptance of an Investor's subscription, which, if the Investor intends to finance a portion of the Unit purchase price with a Limited Partner Loan, will be conditioned upon the Bank's approval of such loan, the Investor will be admitted to the Partnership as a Limited Partner. Upon admission as a Limited Partner, the Investor's subscription funds will be released from escrow to the Partnership, and the Loan Documents, if any, will be released to the Bank which will pay the proceeds from the Limited Partner Note to the Partnership. In the event a subscription is not accepted, all subscription funds (without interest), the Loan Documents and other subscription documents held in escrow will be promptly returned to the rejected Investor. A subscription may be rejected in part, in which case a portion of the cash subscription funds
(without interest) and any Limited Partner Note will be returned to the Investor.

                               BUSINESS ACTIVITIES

General

                  The Partnership was formed to (i) acquire one or more Lithotripsy Systems and operate them at various locations in the Service Area;
(ii) improve the provision of health-care in the Partnership's Service Area by taking advantage of both the technological innovations inherent in the Lithotripsy Systems and the Partnership's quality assurance and outcome analysis programs; and (iii) make cash distributions to its Partners from revenues generated by the operation of the Lithotripsy Systems. The Partnership has contracted with four hospitals and medical centers to provide lithotripsy services to their patients.

Treatment Methods for Kidney Stone Disease

                  Urolithiasis, or kidney stone disease, affects an estimated 600,000 persons per year in the United States. The exact cause of kidney stone formation is unclear, although it has been attributed to diet, climate, metabolism and certain medications. Approximately 75% of all urinary stones pass spontaneously, usually within one to two weeks, and require little or no clinical or surgical intervention. All other kidney stones, however, require some form of medical or surgical treatment. A number of methods are currently used to treat kidney stones. These methods include drug therapy, cystoscopic procedures, endoscopic procedures, laser procedures, open surgery, percutaneous lithotripsy and extracorporeal shock wave lithotripsy. The type of treatment a urologist chooses depends on a number of factors such as the size of the stone, its location in the urinary system and whether the stone is contributing to other urinary complications such as blockage or infection. The extracorporeal shock wave lithotripter, introduced in the United States from West Germany in 1984, has dramatically changed the course of kidney stone disease treatment. The General Partner estimates that currently up to 95% of all kidney stones that require treatment can be treated by lithotripsy. Lithotripsy involves the use of shock waves to disintegrate kidney stones noninvasively.

The Existing Lithotripsy System

                  The Partnership currently operates a Lithostar(TM) which was acquired new and placed in service in May 1991. The Lithostar(TM) was developed as a cooperative venture between Siemens and the Urological Clinic at Johannes Gutenberg University in Mainz, West Germany. As a part of this venture, a Lithostar(TM) prototype was installed in March 1986 at the Urological Clinic at the University of Mainz with successful results. On November 18, 1987 the Lithostar(TM) was unanimously recommended for approval by the FDA's advisory panel of experts for urology devices. On September 30, 1988 the Lithostar(TM) received FDA premarket approval for use in the United States for renal lithotripsy. On April 18, 1989, the FDA approved the Lithostar(TM) for mobile lithotripsy. On July 1, 1996, the FDA approved a new higher intensity shock-head system for the Lithostar(TM) which has since been installed in the Lithostar(TM) used by the Partnership. Currently, the General Partner estimates that more than 400 Lithostar(TM) systems are performing lithotripsy procedures in over 20 countries throughout the world. All components of the Lithostar(TM) are manufactured by Siemens, a diversified multinational company.

                  The Lithostar(TM) was designed with a view towards substantially improving early lithotripsy technology. See "Business Activities - Treatment Methods for Kidney Stone Disease." Technological improvements incorporated into the Lithostar(TM) include an improved work station, a shock-wave component that has eliminated the need for both water bath treatment and disposable electrodes, and an excellent stone localization and imaging system. Based upon its experience in its affiliated lithotripsy ventures, the
General Partner believes that most patients can be treated with the Lithostar(TM) without anesthesia of any kind. The General Partner also believes that Lithostars(TM) upfitted with the higher intensity shock-head system experience somewhat shorter treatment durations. Based upon its experience with over 30 Lithostars(TM) in this and other limited partnerships sponsored by the General Partner and its Affiliates, the General Partner has found that the Lithostar(TM) can fragment most kidney stones without anesthesia, cystoscopy or the insertion of ureteral catheters, and the General Partner believes that overall the Lithostar(TM) has been an effective alternative for the treatment of patients.

                  The Coach housing the Lithostar(TM) was manufactured by Calumet Coach Company and was placed in service in May 1991. The Coach has been completely upfitted for the Lithostar(TM) and its clinical operations. The engine on the Calumet Coach was replaced in June 1994 and the cabin was refurbished in December 1998. Service for the Coach is obtained on an as-needed basis. The General Partner estimates that expenditures for maintenance and repair of the Coach have been incurred at a rate of approximately $15,000 per year.

Upgrade to Existing Lithotripsy System

                  During the past year, an upgrade to the Lithostar(TM)'s imaging system has become available and the General Partner, through its limited direct experience with its Affiliates, believes that such an upgrade significantly enhances the imaging capabilities of the Lithostar(TM), and thus the overall efficiency of the lithotripter. Upon the successful closing of the Offering, the Partnership will contract with Servicetrends, Inc., a lithotripsy maintenance provider, to replace the lithotripter's image intensifiers, install new digital x-ray cameras and pickup tubes and replace associated power supplies. In addition, Servicetrends may also replace existing computer monitors. The estimated cost of the imaging upgrade is $56,500. The General Partner does not anticipate that the upgrade will require any downtime for the Existing Lithotripsy System.

Acquisition of New Lithotripsy System

                  Pursuant to the terms of the Partnership Agreement, the Partnership's acquisition of the New Lithotripsy System is subject to the prior approval of a Majority in Interest of the Initial Limited Partners. As of the date of this Memorandum, the requisite approval of the Initial Limited Partners is being solicited by the General Partner. Assuming the General Partner receives the necessary approval, it is anticipated that after the successful Closing of this Offering, the Partnership will purchase a new transportable lithotripter (up to $425,000) and a new mobile truck to transport the new lithotripter from site to site (up to $80,000) with a portion of the proceeds of this Offering and the proceeds of Partnership debt financing. The Offering proceeds cannot be accurately determined until the Closing has occurred and the number of Units sold have been calculated. In any event, such proceeds will not be sufficient to fund all anticipated expenses. In the view of risks associated with leverage and a desire to conserve Partnership resources, it is not expected that the Partnership will acquire the New Lithotripsy System unless sufficient business opportunities with treatment centers are anticipated by the General Partner to be available. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage" and "Sources and Applications of Funds." The portion of the proceeds of the Offering, if any, reserved for the purchase of the New Lithotripsy System will be held in the Company's capital reserves until the purchase of the New Lithotripsy System is made. During the time period in which the Offering proceeds are held in the reserves, they will be subject to the potential claims of Partnership creditors. Although the General Partner maintains good relationships with certain commercial lending institutions, the Partnership has not obtained a loan commitment from any party in any amount and whether one would timely be forthcoming on terms acceptable to the Partnership cannot be assured.

                  In the event the requisite consent of the Limited Partners is received, the General Partner will select from three available models the unit which offers the best combination of value and efficacy for the Partnership. The General Partner will consult with the Partnership's Physician Advisory Board prior to selecting the model of lithotripter to be acquired. The models currently under consideration as of the date of this Memorandum are (i) the Storz Modulith(R) SLX-T ("Modulith(R) SLX-T"), (ii) the Medirex Tripter X-1 Compact ("Compact"), and (iii) the Siemens Modularis(TM) Uro Plus ("Modularis(TM)"). The General Partner believes a new transportable lithotripter will allow the Partnership to take advantage of additional treatment opportunities because such a unit can be moved from site to site more easily and more quickly, and can be moved into a hospital procedure room, providing increased flexibility in performing lithotripsy services at sites having limited pad space.

                  Modulith(R) SLX-T. The Modulith(R) SLX-T is manufactured by Karl Storz Lithotripsy-America, Inc., and received FDA premarket approval on March 27, 1997. The General Partner and its Affiliates currently operate 11 Modulith(R) SLX-T lithotripters throughout the United States and have had positive, direct experience with the use of the Modulith(R) SLX-T lithotripter. Preliminary reports from abroad and "word of mouth" anecdotal evidence indicates that the Modulith(R) SLX-T is as effective as most of the "portable" lithotripters in the market. See "Risk Factors - Operating Risks - Reliability and Efficacy of the Partnership's Lithotripters." The Modulith(R) SLX-T was specially adapted for the treatment of urological stones. In addition to the efficient fragmentation of all types of urinary tract stones, the Modulith(R) SLX-T is suitable for performing a range of urological examinations including cystoscopy and ureteroscopy. The Modulith(R) SLX-T consists of a cylindrical pressure wave generator, an OEC 9800 C-arm x-ray system unit and a patient table. The Modulith(R) SLX-T generates pressure waves electromagnetically from the cylindrical energy source and parabolic reflector. The pressure wave generator operates without an acoustic lens, thus avoiding such disadvantages as energy dissipation and aperture limitations. The pressure at the focal point can be varied by means of the energy control in nine steps from 10 Mpa to 100 Mpa. The energy source is fitted with an axial and lateral air-bag. When expanded during fluoroscopy, these air-bags ensure optimal X-ray image quality for monitoring purposes. The pressure wave coupling is dry (water cushion is used). The shock-wave may be released at fixed frequencies of 1 Hz, 1.5 Hz or 2 Hz, or may be triggered using the ECG and/or respiration. The Modulith(R) SLX-T localizes stones using an OEC 9800 C-arm X-ray system. The X-ray system employs an image intensifier, cassette film, digital spot imaging capability and two high resolution 16" monitors capable of displaying stored digital images. The patient table can be moved electronically in all three dimensions, and a floating function allows for quick patient positioning. The table is X-ray transparent and allows visualization of the entire urinary tract. The table includes a patient cradle which provides comfortable and secure support in the prone, supine and lateral positions.

                  Storz has agreed to provide the Partnership with a Modulith(R) SLX-T lithotripter together with accessories for an estimated purchase price of $425,000 (excluding state sales tax), which price reflects approximately a 19% discount ($100,000) from Storz's current list price of $525,000. Storz provides technical support to facilitate installation and testing of the Modulith(R) SLX-T. The Modulith(R) SLX-T comes with an eighteen month limited warranty during which time all maintenance, repairs, shock tubes, glassware and capacitors are provided free of charge. The Storz Maintenance Contract in future years covers the same items listed above and is quoted currently at an annual price of $40,000.

                  Compact.  The Compact is manufactured by Medirex Systems Corp.
("Medirex"). Medirex has agreed to provide the Partnership with a Compact lithotripter together with accessories for a total purchase price of approximately $395,000 (excluding state sales tax), which price reflects approximately an 11% discount ($50,000) from the current list price of $445,000. The Compact received FDA premarket approval in 1996. The General Partner and its Affiliates have limited direct experience with the use of the Compact lithotripter.

                  Medirex is affiliated with the Direx group of companies, which have been pioneers in the development of transportable lithotripsy technology. The Compact was particularly designed for the treatment of urological stones. In addition to the efficient fragmentation of all types of urinary tract stones, the Compact is suitable for performing a range of simple urological procedures. The Compact consists of a spark gap generator, a Digiscope RX2 fluoroscopic image intensifier and a patient table. The operating technology is known as electrohydraulic technology, and the Compact generates pressure waves by the use of an electrode inside a metal reflector. The Compact localizes stones using a Digiscope RX2 fluoroscopic image intensifier, which is collapsible for easy transport. The U-arm laterally rotates into over- and under-table positions to allow display of the entire ureter without repositioning the patient, and the pressure generator can be rotated out of the X-ray path. The patient table can be moved electronically by remote control in all three dimensions and is capable of supporting heavy patients. The table also folds down at both ends to improve transportability. Medirex provides a blank patient database with the Compact for discretionary use and ownership by the purchaser. Medirex provides technical support to facilitate installation and testing of the Compact. The Compact has an eighteen month limited warranty during which time all maintenance, repairs, shock tubes, glassware and capacitors are provided free of charge. The Medirex maintenance contract in future years covers the same items listed above and is currently quoted at an annual price of $35,000. Any expenses for maintenance and repairs not covered by the warranty are the obligations of the purchaser.

                  Modularis(TM). The Modularis(TM) is manufactured by Siemens Medical Systems, Inc. ("Siemens"). Siemens has agreed to provide the Partnership with a Modularis(TM) with accessories for a total purchase price of approximately $425,000 (excluding state sales tax), which price reflects approximately a 33% discount ($210,000) from the current list price of $635,000. The Modularis(TM) received FDA premarket approval in October 1998. The General Partner and its Affiliates have no direct experience with the use of the Modularis(TM) lithotripter.

                  The Modularis(TM), like the other models under consideration, was particularly designed for the treatment of urological stones. In addition to the efficient fragmentation of all types of urinary tract stones, the Modularis(TM) is suitable to performing a wide range of urological procedures, including, laparoscopy, endourology and moderate ambulatory interventions. The Modularis(TM) unit consists of a shock wave System C electromagnetic generator component, a mobile C-arm fluoroscopic imaging system component and a fully functional endourology patient table. In addition, the Modularis(TM) can be configured to include a dual echo ultrasound system. The operating technology is electromagnetic shock waves and the Modularis(TM) localizes stones using a counterbalanced isocentric C-arm for fluoroscopy, radiography and intervention monitoring. The C-arm allows unrestricted movement within a 190(degree) orbital rotation. Due to the modular configuration of the Modularis(TM), the ESWL component can be removed from the x-ray path. The patient table can be moved electronically by remote control in all dimensions via footswitch or keypad, and is capable of supporting heavy patients. The tabletop, head and foot are extendable and the patient table is equipped with a side cut-out/insert to accommodate the shock wave head. The table top is radiolucent in the diagnostic area. Siemens provides technical support to facilitate installation and testing of the Modularis(TM). The Modularis(TM) has a twelve month limited warranty during which time all maintenance, repairs, shock tubes, glassware and capacitors are provided free of charge. The Siemens maintenance contract in future years covers the same items listed above and is currently quoted at an annual price of $50,000.

                  The General Partner anticipates that upon the expiration of the warranty on the new lithotripter selected, the Partnership would either pay for maintenance service on the unit on an as needed basis, or enter into an annual maintenance agreement with a third-party service provider. The
Partnership also plans to acquire from AK Associates, L.L.C., an Affiliate of the General Partner, a Ford 400 Series truck customized to include a 14' cargo box to house the new lithotripter while it is transported from site to site. The floor of the truck is loading dock height so the lithotripter can be easily loaded on and off the truck at each treatment facility. The truck is also upfitted with a lift gate with a load capacity of 3,000 pounds for easy loading of the lithotripter from street level. The truck has been modified for securing the lithotripter and its accessories during transport and for heating the cargo box during the winter to prevent freezing of the new lithotripter and its components. The Partnership will either purchase the manufacturer's service contract for the truck or pay for service on an as needed basis. The General Partner estimates that expenditures for maintenance and repair of the truck will be approximately $6,000 per year.

Acquisition of Additional Assets

                  Subject to certain limitations, if in the future the General Partner determines that it is in the best interest of the Partnership to acquire
(i) one or more fixed base or mobile lithotripsy systems in addition to the Lithotripsy Systems, or (ii) any other assets related to the provision of lithotripsy services, the General Partner has the authority to establish reserves or borrow funds on behalf of the Partnership to acquire such assets, and may use Partnership assets and revenues to secure and repay such borrowings. The Partnership's acquisition of the New Lithotripsy System, and any additional lithotripsy systems, is subject to the prior approval of a Majority in Interest of the Limited Partners. See the Partnership Agreement attached hereto as Appendix A. The acquisition of such assets likely would result in higher operating costs for the Partnership. The General Partner does not anticipate acquiring additional Partnership assets unless projected Partnership Cash Flow or proceeds from a Dilution Offering are sufficient to finance such acquisitions. No Limited Partner would be personally liable on any Partnership indebtedness without such Limited Partner's written consent. There is no assurance that additional financing would be available to the Partnership to acquire additional assets or to fund any additional working capital requirements. Any additional borrowing by the Partnership will serve to increase the risks to the Partnership associated with leverage. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage."

Hospital Contracts

                  The Partnership has entered into four Hospital Contracts with four Contract Hospitals to operate the Lithotripsy Systems at the Contract Hospitals. The Contract Hospitals are:

                                    Dearborn County Hospital, Lawrenceburg, IN
                                    Floyd Memorial Hospital, New Albany, IN
                                    King's Daughters' Hospital, Madison, IN
                                    St. Francis Hospital, Beech Grove, IN

                  Three of the Hospital Contracts grant the Partnership the exclusive right to deliver lithotripsy services to the relevant Contract Hospital. The Hospital Contracts require the Partnership to make a lithotripter available at the facilities as agreed to by the Contract Hospital and the Partnership. The Partnership generally also provides a technician, nurse and certain ancillary services such as scheduling necessary for the lithotripsy procedures. The Contract Hospitals generally pay the Partnership a fee for each lithotripsy procedure performed at that health care facility; however, the Partnership does directly bill and collect for services from some patients or their third-party payors. All of the Hospital Contracts provide for automatic renewal on a year-to-year basis. Two of the Hospital Contracts are terminable without cause at any time by either party on 60 days notice, and two Hospital Contracts may be terminated without cause upon 60 days or less written notice by either party prior to any renewal date. The Partnership also leases the Existing Lithotripsy System to Prime Lithotripter Operations, Inc. d/b/a Tennessee Valley Lithotripter ("TVL"), an Affiliate of the General Partner. TVL pays the Partnership a per procedure rental fee and uses the Existing Lithotripsy System to provide lithotripsy services at Suburban Hospital in Louisville, Kentucky. See "Conflicts of Interest." The General Partner believes it has a good relationship with the Contract Hospitals. There is no assurance, however, that one or more of the Hospital Contracts will not terminate in the future. See
"Risk Factors - Operating Risks - Contract Terms and Termination." The Partnership is attempting to negotiate similar agreements to the existing Hospital Contracts with additional treatment centers in the Service Area. There can be no assurance that the Partnership will be able to enter into any new agreements.

                  Reimbursement Agreements. Prime and the General Partner have negotiated third-party reimbursement agreements with certain national and local commercial third-party payors. The national agreements are negotiated by Prime and the General Partner apply to all the lithotripsy partnerships which are Affiliates of the General Partner, including the Partnership, to the extent such entities directly bill and collect from patients or their third-party payors. Some of the national and local payors have agreed to pay a fixed price for lithotripsy services. For the most part, the agreements may be terminated by either party on 60 to 120 days' notice. The national and local reimbursement agreements that have been negotiated or renegotiated in the past two to four years almost entirely provide for lower reimbursement rates for lithotripsy services than the older agreements.

Operation of the Lithotripsy Systems

                  It is anticipated that the Partnership will continue to provide services under the Hospital Contracts and similar arrangements. See "Business Activities - Hospital Contracts" and "Risk Factors - Operating Risks - Contract Terms and Termination." Qualified physicians who make appropriate arrangements with Contract Hospitals receiving lithotripsy services pursuant to the Hospital Contracts and other lithotripsy service agreements may treat their own patients using the Lithotripsy Systems after they have received any necessary training required by the rules of such Contract Hospital. The Partnership may also make arrangements to make the Lithotripsy Systems available to qualified physicians (including, but not limited to, qualified physician Limited Partners) desiring to treat their own patients after they have received any necessary training. The General Partner will endeavor to the best of its abilities to require that physicians using the General Partner's Lithotripsy Systems comply with the Partnership's quality assurance and outcome analysis programs in order to maintain the highest quality of patient care. In addition, the Partnership reserves the right to request that (i) physicians (or members of their practice groups) treat only their own patients with the Lithotripsy Systems; and (ii) physician Limited Partners disclose to their patients in writing their financial interest in the Company prior to treatment, if it determines that such practices are advisable under applicable law. The former practice is required under Kentucky law. See "Regulation." The treating qualified physician will be solely responsible for billing and collecting on his own behalf the professional service component of the treatment procedure. Owning an interest in the Partnership is not a condition to using the Lithotripsy Systems. Thus, local qualified physicians who are not Limited Partners will be given the same opportunity to treat their patients using the Lithotripsy Systems as provided above.

Management

                  The Partnership has entered into a management agreement (the "Management Agreement") with the General Partner whereby the General Partner is obligated to supervise and coordinate the management and administration of the operation of the Lithotripsy Systems on behalf of the Partnership in exchange for a monthly management fee equal to the greater of 7.5% of Partnership Cash Flow per month or $8,000 per month. See "Compensation and Reimbursement to the General Partner and its Affiliates." The General Partner's services under the Management Agreement include arranging for the training of physicians in the proper use of the lithotripsy equipment, monitoring technological developments in renal lithotripsy and advising the Partnership of these developments, arranging education programs for qualified physicians who use the lithotripsy equipment and providing advertising, billing, accounts collection, equipment maintenance, medical supply inventory and other incidental services necessary for the efficient operation of the Lithotripsy Systems. Costs incurred by the General Partner in performing its duties under the Management Agreement are the responsibility of the Partnership. The General Partner's engagement under the Management Agreement is as an independent contractor and neither the Partnership nor its Limited Partners have any authority or control over the method or manner in which the General Partner performs its duties under the Management Agreement. The Management Agreement is in the last year of its first 5-year renewal term and will be automatically renewed for two additional five-year terms unless terminated by the Partnership or the General Partner. The General Partner has also appointed a Physician Advisory Board made up of representative local physicians. The General Partner consults with the Physician Advisory Board from time to time, as needed, on matters including the Partnership's Quality Assurance Program, utilization review, outcome analysis, patient scheduling and certain Partnership expenditures.

Employees

                  The Partnership employs as full time employees two registered technicians and two registered nurses. The Partnership anticipates that an additional technician will be hired for staffing the New Lithotripsy System. Prime provides group medical, dental, long-term disability, accidental death and dismemberment and life insurance benefits. The Partnership also provides paid holidays, sick leave, and vacation benefits and other miscellaneous benefits including bereavement, military reserves, jury duty and educational assistance benefits.

                     FINANCIAL CONDITION OF THE PARTNERSHIP

                  Set forth on the following pages are the Partnership's internally prepared accrual based (i) Income Statements for the four-month periods ended April 30, 2000 and April 30, 1999, and the years ended December 31, 1997, December 31, 1998 and December 31, 1999; (ii) Balance Sheets as of
April 30,  2000,  April 30,  1999,  December  31,  1997,  December  31, 1998 and
December 31, 1999; (iii) Cash Flow Statements for the four-month periods ended April 30, 2000 and April 30, 1999, and the years ended December 31, 1997, December 31, 1998 and December 31, 1999; and (iv) Statements of Partner's Equity for the four-month periods ended April 30, 2000 and April 30, 1999, and the years ended December 31, 1997, December 31, 1998 and December 31, 1999.

                  Past financial performance is not necessarily indicative of future performance. There is no assurance that the Partnership will be able to maintain its current revenues or earnings.

            [The remainder of this page is intentionally left blank]

                   INDIANA LITHOTRIPTERS LIMITED PARTNERSHIP I

                               INCOME STATEMENTS*

------------------------------------- ------------------------------------------
                  Four Months Ended April 30,           Years Ended December 31,

             2000           1999           1999           1998           1997
----- -------------- -------------- -------------- -------------- --------------


-----------------------------------------
Revenues    $379,553       $813,634     $1,870,242     $2,161,840     $2,369,077
-----------------------------------------

-----------------------------------------
Operating Expenses:
-----------------------------------------
Employee
compensation
and benefits  82,897         96,602        255,999        231,446        230,442
-----------------------------------------
Equipment
maintenance
 and repairs  11,155         37,144        119,321        122,946        141,086
-----------------------------------------
Depreciation
and
amortization  67,191         67,026        201,334        194,044        190,883
-----------------------------------------
Management
fees          44,501         33,514        108,680        129,301        117,751
-----------------------------------------
Overhead
fees          11,096         24,674         72,552         55,337         81,270

Other
operating
expenses      20,870         25,723         73,954        139,049        123,803
----- -------------- -------------- -------------- -------------- --------------

Total
operating
expenses     237,710        284,683        831,840        872,123        885,235
-----------------------------------------

-----------------------------------------
Operating
income       141,843        528,951      1,038,402      1,289,716      1,483,842
-----------------------------------------

-----------------------------------------
Other
income
(expense):
-----------------------------------------
Interest
and
other
income         3,695          2,878          8,329         15,477         15,953

Interest
Expense            0              0              0           (13)              0
-----------------------------------------
      -------------- -------------- -------------- -------------- --------------
Total
other
income
(expense)      3,695          2,878          8,329         15,464         15,953
      -------------- -------------- -------------- -------------- --------------

-----------------------------------------
Net
income      $145,538       $531,829     $1,046,731     $1,305,181     $1,499,795
===== ============== ============== ============== ============== ==============


                                  *See notes to financial  statements,  attached
hereto as Appendix D.

                   INDIANA LITHOTRIPTERS LIMITED PARTNERSHIP I

                                 BALANCE SHEETS*

-------------- --------------- ---------------- ---------------- ---------------
 April 30, 2000  April 30, 1999   December 31,     December 31,     December 31,
                                      1999             1998             1997
-------------- --------------- ---------------- ---------------- ---------------

ASSETS

------------------------------------
------------------------------------
Cash  $167,672        $158,107         $376,462         $544,324        $701,364
------------------------------------
Accounts
receivable,
net    397,821         790,741          663,118          579,188         466,550

Other
current
assets  86,187          13,997           66,026           12,378           8,462
-------------- --------------- ---------------- ---------------- ---------------

Total
current
assets 651,680         962,845        1,105,606        1,135,890       1,176,376
------------------------------------

------------------------------------
Equipment
     1,942,432       1,933,030        1,942,432        1,882,655       1,882,655

Accumulated
depreciation
   (1,758,835)     (1,557,336)      (1,691,644)      (1,490,310)     (1,296,266)
-------------- --------------- ---------------- ---------------- ---------------

       183,597         375,694          250,788          392,345         586,389
------------------------------------

------------------------------------
Other
assets       0               0                0                0               0


------------------------------------
-------------- --------------- ---------------- ---------------- ---------------
Total
assets
      $835,277      $1,338,539       $1,356,394       $1,528,235      $1,762,765
============== =============== ================ ================ ===============


------------------------------------
LIABILITIES

------------------------------------
Accounts
payable
       $50,510         $21,741          $47,607          $45,602         $68,262
------------------------------------
Accrued
expenses
        11,416          41,297           22,384           73,961          41,012

Distributions
payable
             0               0          335,000          465,000         650,000
-------------- --------------- ---------------- ---------------- ---------------

Total
current
liabilities
        61,926          63,038          404,991          584,563         759,274
------------------------------------

------------------------------------
PARTNERS' EQUITY
------------------------------------
Capital
contributions
      (64,244)          64,244           64,244           64,244          64,244
------------------------------------
Purchase
of partners'
interests
     (104,034)               0                0                0               0

Distributions
paid
  (12,848,004)    (11,789,448)     (12,628,448)     (11,589,448)    (10,224,448)


Accumulated
earnings
   13,661,145      13,000,705       13,515,607       12,468,876      11,163,695
-------------- --------------- ---------------- ---------------- ---------------
Total
partners'
equity
       773,351       1,275,501          951,403          943,672       1,003,491


====================================
Total
liabilities
and
partners'
equity
      $835,277      $1,338,539       $1,356,394       $1,528,235      $1,762,765
============== =============== ================ ================ ===============

                                  *See notes to financial  statements,  attached
hereto as Appendix D.

                   INDIANA LITHOTRIPTERS LIMITED PARTNERSHIP I

                            STATEMENTS OF CASH FLOWS*

---- -------------------------------- ------------------------------------------
                 Four Months Ended April 30,            Years Ended December 31,

               2000             1999           1999           1998          1997
     ---------------- --------------- -------------- ------------- -------------
Cash flows from Operating Activities:

Net
income       $145,538        $531,829     $1,046,731    $1,305,181    $1,499,795
------------------------------------------
  Adjustments to reconcile net income To cash provided by operating Activities:

------------------------------------------
Depreciation
and
amortization   67,191          67,026        201,334       194,044       190,883
------------------------------------------

------------------------------------------
Change
in operating
assets and
------------------------------------------
Accounts
receivable    265,297       (211,553)       (83,930)     (112,638)      (32,689)
------------------------------------------
Other
current
assets       (20,161)         (1,619)       (53,648)       (3,916)         2,893
------------------------------------------
Accounts
payable         2,903        (23,861)          2,005      (22,660)        46,825

Accrued
expenses     (10,968)        (32,664)       (51,577)        32,949        20,777
---- ---------------- --------------- -------------- ------------- -------------


Net cash
provided by
operating
activities    449,800         329,158      1,060,915     1,392,960     1,728,484
---- ---------------- --------------- -------------- ------------- -------------


------------------------------------------
Cash flows from Investing Activities:

  Purchase of equipment, furniture &
  fixtures          0        (50,375)       (59,777)             0             0
---- ---------------- --------------- -------------- ------------- -------------


Net Cash (used in)
investing
activities          0        (50,375)       (59,777)             0             0
---- ---------------- --------------- -------------- ------------- -------------


------------------------------------------
Cash flows from Financing Activities:
------------------------------------------
Purchase of
partners' interests
            (104,034)               0              0             0             0

Distributions to
partners    (554,556)       (665,000)    (1,169,000)   (1,550,000)   (1,850,000)
---- ---------------- --------------- -------------- ------------- -------------


Net cash
(used in)
financing
activities  (658,590)       (665,000)    (1,169,000)   (1,550,000)   (1,850,000)
---- ---------------- --------------- -------------- ------------- -------------


Net increase
(decrease)
in cash during
the period  (208,790)       (386,217)      (167,862)     (157,040)     (121,516)
---- ---------------- --------------- -------------- ------------- -------------


Cash, beginning
of period     376,462         544,324        544,324       701,364       822,880
---- ---------------- --------------- -------------- ------------- -------------


------------------------------------------
Cash,
end of
period       $167,672        $158,107       $376,462      $544,324      $701,364
---- ---------------- --------------- -------------- ------------- -------------

                                  *See notes to financial  statements,  attached
hereto as Appendix D.

                   INDIANA LITHOTRIPTERS LIMITED PARTNERSHIP I

                         STATEMENTS OF PARTNERS' EQUITY*

---- ----------------------------- ---------------------------------------------
                   Period ended April 30                Years ended December 31,
==========================================
           2000           1999           1999            1998           1997
---- -------------- -------------- -------------- --------------- --------------
     -------------- -------------- -------------- --------------- --------------
Beginning
partners'
equity     $951,403       $943,672       $943,672      $1,003,491     $1,253,696
------------------------------------------
------------------------------------------

------------------------------------------
Net
income      145,538        531,829      1,046,731       1,305,181      1,499,795
------------------------------------------

------------------------------------------
Purchase
of partners'
interests
          (104,034)              0              0               0              0


------------------------------------------
Distributions
to
partners  (219,556)      (200,000)    (1,039,000)     (1,365,000)    (1,750,000)
---- -------------- -------------- -------------- --------------- --------------
-------------- -------------- -------------- --------------- --------------

------------------------------------------
------------------------------------------
Ending
partners'
equity     $773,351     $1,275,501       $951,403        $943,672     $1,003,491
------------------- -------------- -------------- --------------- --------------


                                   *See notes to financial  statements  attached
hereto as Appendix D.

        MANAGEMENT'S DISCUSSION ANDANALYSIS OF THE RESULTS OF OPERATIONS

Four Months Ended April 30, 2000 and April 30, 1999

                  Revenues. Total revenues decreased $434,081 (53%) for the four months ended April 30, 2000 compared to the same period in 1999 due to a 61% decrease in the number of procedures performed and partially offset by an increase in the revenue per procedure.

                  Operating Expenses. Operating expenses decreased by $46,973 (17%) for the four months ended April 30, 2000 compared to the same period in 1999. This decrease is due primarily to a decrease of $25,989 in equipment maintenance and repairs due to changing from fixed cost service contracts on the lithotripter to a service call basis with a stop loss insurance arrangement and a decrease of $13,705 in employee compensation and benefits due to a decrease in incentive compensation based on lower income.

     Other Income (Expense). Total other income (expense), net increased by $817 (28%) due to an increase in interest income.

Year Ended December 31, 1999 and December 31, 1998

                  Revenues. Total revenues decreased $291,598 (13%) for the year ended December 31, 1999 compared to the same period in 1998 due to a 3% decrease in the number of procedures performed and an increase in the estimate of the beginning of year allowance for contractual adjustments due to the availability of improved information.

                  Operating Expenses. Operating expenses decreased by $40,283 (5%) for the year ended December 31, 1999 compared to the same period in 1998, primarily due to a decrease in other operating expenses due to nonrecurring equipment rental charges of $42,978 incurred in 1998 while the Coach was being refurbished.

     Other Income (Expense). Total other income (expense), net decreased by $7,135 (46%) due to the decrease in interest income.

Year Ended December 31, 1998 and December 31, 1997

                  Revenues. Total revenues decreased $207,237 (9%) for the year ended December 31, 1998 compared to the same period in 1997 due to a 14% decrease in the number of procedures performed, which resulted from a 24% decline in procedures at hospitals with contracts during both years and partially offset by the Partnership providing service to TVL, and a 6% increase in revenue per case.

                  Operating Expenses. Operating expenses decreased by $13,112 (1%) for the year ended December 31, 1998 compared to the same period in 1997, due to a decrease of $25,933 in overhead allocation related to the decline in overhead costs incurred by the General Partner, and a $18,140 decline in equipment maintenance and repair, which declined due to the renegotiation of the equipment service contract. These declines were partially offset by an increase of other operating expenses of $15,246, which was due to the rental of a loaner unit from the General Partner while the Partnership's Coach was refurbished in late 1998, and an increase in management fees of $11,550, which was due to higher collections in 1998.

     Other Income (Expense). Total other income (expense), net decreased by $476 (3%) due to the decrease in interest income.



            [The remainder of this page is intentionally left blank]

                        SOURCES AND APPLICATIONS OF FUNDS

                  The following table sets forth the funds expected to be available to the Partnership from this Offering if all 25 Units are sold and their anticipated and estimated uses.

----------------------------- --------------------------------------------------
Sources of Funds                                          Sale of 25 Units
Offering Proceeds(1)                  $279,075                       ( 100%)
                                       -------                        -----
   TOTAL SOURCES                       $279,075                       ( 100%)
                                       =======                         ====

         Application of Funds

Syndication Costs(2)                    $33,750                         (12%)
Capital Reserve(3)                     $245,325                         (88%)
                                        -------                          ---

   TOTAL APPLICATIONS                   $279,075                       ( 100%)
                                         =======                         ====
----------------------------- -------------------- -----------------------------

Notes to Sources and Applications of Funds Table

             (1)      Assumes all 25 Units are purchased by qualified Investors.

                  (2) Includes $3,750 in commissions payable to the Sales Agent, reimbursement of $5,000 to the Sales Agent for out-of-pocket expenses incurred in selling the Units and $25,000 in legal and accounting costs associated with the preparation of this Memorandum.

                  (3) It is anticipated that upon receiving the requisite prior approval of the Limited Partners, and after the successful Closing of this Offering, the Partnership will purchase (i) a new transportable lithotripter (estimated cost of $425,000), (ii) a new mobile truck (estimated cost of $80,000), and (iii) pay applicable state sales taxes on the New Lithotripsy System (estimated at $25,250). In addition, the Partnership will pay the expenses associated with upgrading its Lithostar(TM) at an estimated cost of $56,500. See "Business Activities - Acquisition of the New Lithotripsy System" and " - Upgrade of the Existing Lithotripsy System." The Capital Reserve represents proceeds of the Offering that will be used to pay a portion of such costs. The proceeds of this Offering cannot be accurately determined until the Closing has occurred and the number of Units sold has been calculated. In the event such proceeds will not be sufficient to fund all anticipated expenses (a certainty in the case the acquisition of the New Lithotripsy System is approved), the remainder of such costs will be financed through Partnership Cash Flow, reserves and/or borrowings. In the view of risks associated with leverage and a desire to conserve Partnership resources, it is not expected that the Partnership will acquire the New Lithotripsy System unless sufficient business opportunities with treatment centers are anticipated by the General Partner to be available. See "Risk Factors - Company Limited Resources and Risks of Leverage." During the time period in which the Offering Proceeds are held in the Partnership's reserves, they will be subject to the potential claims of the Partnership's creditors. Although the General Partner maintains good relationships with certain commercial lending institutions, the Partnership has not obtained a loan commitment from any party in any amount and whether one would timely be forthcoming on terms acceptable to the Partnership cannot be assured.

                               THE GENERAL PARTNER

                  General. The General Partner of the Partnership is Lithotripters, Inc., a North Carolina corporation formed in November 1987 for the purpose of sponsoring medical service limited partnerships in the United States (the "General Partner"). On April 26, 1996, the General Partner became a wholly-owned subsidiary of Prime. The principal executive office of the General Partner is located at 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746, (888) 252-6575. The General Partner's assets are illiquid in nature. The primary assets of the General Partner are equity interests in other medical ventures. The General Partner also has substantial potential financial exposure as a guarantor of certain Prime indebtedness. Further information regarding the financial condition of the General Partner will be made available to Investors upon request.

                  Management. The following table sets forth the names and respective positions of the individuals serving as executive officers and directors of the General Partner, many of whom were shareholders of the General Partner prior to its acquisition by Prime and/or are current shareholders and/or management personnel of Prime.

                           Name                                    Office

                  Joseph Jenkins, M.D.        President, Chief Executive Officer
and Director

                  Kenneth S. Shifrin                 Director
                  Cheryl Williams                    Vice President and Director
                  David Vela, M.D.                   Vice President
                  Stan Johnson                       Vice President
                  Philip J. Gallina                  Secretary and Treasurer
                  James Clark                        Assistant Secretary

     Supervision of the day-to-day management and administration of the Partnership will be the responsibility of the General Partner in its capacity as the management agent. The General Partner itself is managed by a three-member Board of Directors composed of Mr. Shifrin, Ms. Williams and Dr. Jenkins.

                  Set forth below are the names and descriptions of the background of the key executive officers and directors of the General Partner.

     Joseph Jenkins, M.D. was recently elected Vice Chairman of the Board of Directors of Prime and served as the President and Chief Executive Officer of Prime from April 1996 until June 2000. From May 1990 until December 1991, Dr. Jenkins was a Vice President of the General Partner and previously practiced urology in Washington, North Carolina. Dr. Jenkins has been President of the General Partner since 1992 and is a member of its Board of Directors. Dr.
Jenkins is a board certified urologist and is a founding member, a past-president and currently a Director of the American Lithotripsy Society.

                  Kenneth S. Shifrin has been Chairman of the Board and a Director of Prime since October 1989 and was elected a Director of the General Partner following Prime's acquisition of all of the General Partner's stock. Mr. Shifrin also has served in various capacities with American Physicians Service Group, Inc. ("APS") since February 1985, and is currently Chairman of the Board and Chief Executive Officer of APS.

     Cheryl Williams is a Vice President and Director of the General Partner and has been Chief Financial Officer, Vice President-Finance and Secretary of Prime since October 1989. Ms. Williams was Controller of Fairchild Aircraft Corporation from August 1988 to October 1989. From 1985 to 1988, Ms. Williams served as the Chief Financial Officer of APS Systems, Inc., a wholly-owned subsidiary of APS.

     Stan Johnson is a Vice President of the General Partner and President of Sun Medical Technologies, Inc. ("Sun") (an affiliate of the General Partner) since November 1995. Mr. Johnson was the Chief Financial Officer of Sun from 1990 to 1995. Mr. Johnson was also recently appointed a Group Vice President of Prime.

     David Vela, M.D. is a Vice President of the General Partner. Dr. Vela received his medical degree in 1984. Dr. Vela developed and operated various outpatient centers throughout the United States from 1986 to 1995 and was recently appointed a Group Vice President of Prime.

     Philip J. Gallina is the Secretary and Treasurer of the General Partner, having previously served as a Vice President since 1989. Mr. Gallina is a Certified Public Accountant licensed in the state of Pennsylvania. From 1980 through February 1989, Mr. Gallina served as Plant Controller for the Westinghouse Motor Control and Enclosed Control Product Lines. Mr. Gallina is also a Director, the Vice President, the Treasurer and the Secretary of MedTech Investments, Inc., the Sales Agent.

     James D. Clark is Assistant Secretary of the General Partner. Mr. Clark has served as Tax Manager of Prime since January 1998 and is a Certified Public Accountant in Texas. Prior to joining Prime, Mr. Clark was Controller for ERISA Administrative Services, Inc.


     COMPENSATION AND REIMBURSEMENT TO THEGENERAL PARTNER AND ITS AFFILIATES

                  The following summary describes the types and, where determinable, the estimated amounts of reimbursements, compensation and other benefits the General Partner and its Affiliates will receive in connection with the continued operation and management of the Partnership and the Lithotripsy Systems. None of such fees, compensation and other benefits has been determined at arm's length. Except for the items set forth below, the General Partner does not expect to receive any distribution, fee, compensation or other remuneration from the Partnership. See "Business Activities - Management" and "Plan of Distribution."

                  1. Management Fee. Pursuant to the Management Agreement, the General Partner has contracted with the Partnership to supervise the management and administration of the day-to-day operations of the Partnership's lithotripsy business for a monthly fee equal to the greater of $8,000 or 7.5% of Partnership Cash Flow per month. All costs incurred by the General Partner in performing its duties under the Management Agreement are the responsibility of, and are paid directly or reimbursed by, the Partnership. The General Partner is the management agent for various affiliated lithotripsy ventures. As a consequence, many of the General Partner's employees provide various management and administrative services for numerous ventures, including the Partnership. In order to properly allocate the costs of the General Partner's employees and other overhead expenses among the entities for which they provide services, such costs are divided among all the ventures based upon the relative number of patients treated by each. The General Partner believes that the sharing of personnel and overhead costs among various entities results in significant costs savings for the Partnership. The management fee for any given month is payable on or before the 30th day of the next succeeding month. The Management Agreement is in the last year of its first five-year renewal term. The Management
Agreement will be automatically renewed for up to two additional successive five-year terms unless it is earlier terminated by the Partnership or the General Partner. The General Partner is reimbursed by the Partnership for all of its out-of-pocket costs associated with the operation of the Partnership and the Lithotripsy Systems (excluding the costs of employing one or more local physicians to supervise the management and administration of the Lithotripsy Systems), and the Partnership will pay or reimburse to the General Partner all expenses related to this Offering. No other fees or compensation will be payable to the General Partner or its Affiliates for managing the Partnership other than the management fee payable to the General Partner as provided in the Management Agreement. The Partnership may, however, contract with the General Partner or its Affiliates to render other services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided.

                  2. Partnership Distributions. In its capacity as general partner of the Partnership, the General Partner is entitled to its distributable share (approximately 25.82%, before dilution) of Partnership Cash Flow, Partnership Sales Proceeds and Partnership Refinancing Proceeds as provided by the Partnership Agreement. The General Partner also owns approximately an 8.65% (before dilution) limited partner interest in the Partnership and is entitled to Distributions on account of such interest. See "Summary of the Partnership Agreement - Profits, Losses and Distributions" and the Partnership Agreement attached as Appendix A. The General Partner will also receive its proportionate share of any Offering proceeds distributed to the Initial Limited Partners. See "Sources and Applications of Funds."

                  3. Sales Commissions. The Sales Agent, a wholly-owned subsidiary of Prime, has entered into a Sales Agency Agreement with the Partnership pursuant to which the Sales Agent has agreed to sell the Units on a "best efforts" any or all basis. As compensation for its services, the Sales Agent will receive a commission equal to $150 for each Unit sold (up to an aggregate of $3,750). If this Offering is successful, the Sales Agent will also be reimbursed by the Partnership for its out-of-pocket expenses associated with its sale of the Units in an amount not to exceed $5,000. See "Plan of Distribution" and "Conflicts of Interest."

     4. New Truck. It is anticipated that the Company will also use a portion of the Offering proceeds and/or debt financing to acquire a new mobile truck to transport the new lithotripter from AK Associates, L.L.C., an Affiliate of the General Partner, at a cost of approximately $80,000. See "Business Activities - Acquisition of the New Lithotripsy System."

                  5. Loans. The General Partner or its Affiliates will also receive interest on loans, if any, made by them to the Partnership. See "Conflicts of Interest." Neither the General Partner nor any of its Affiliates are, however, obligated to make loans to the Partnership. While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from Partnership operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage."

                              CONFLICTS OF INTEREST

                  The operation of the Partnership involves numerous conflicts of interest between the Partnership and the General Partner and its Affiliates. Because the Partnership is operated by the General Partner, such conflicts are not resolved through arm's length negotiations, but through the exercise of the judgment of the General Partner consistent with its fiduciary responsibility to the Limited Partners and the Partnership's investment objectives and policies. The General Partner, its Affiliates and employees of the General Partner will in good faith continue to attempt to resolve potential conflicts of interest with the Partnership, and the General Partner will act in a manner that it believes to be in or not opposed to the best interests of the Partnership.

                  The General Partner and its Affiliates will receive management fees and broker-dealer sales commissions in connection with the business operations of the Partnership and the sale of the Units that will be paid regardless of whether any sums hereinafter are distributed to Limited Partners. None of such fees, compensation and benefits has been determined by arm's length negotiations. In addition, the Partnership may contract with the General Partner or its Affiliates to render other services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided. The General Partner will also receive interest on loans, if any, it makes to the Partnership. See "Compensation and Reimbursement to the General Partner and its Affiliates." It is anticipated that the Partnership will purchase a new mobile truck from AK Associates, L.L.C., an Affiliate of the General Partner to transport the new lithotripter. See "Compensation and Reimbursement to the General Partner and its Affiliates" and "Business Activities - Acquisition of the New Lithotripsy System."

                  The General  Partner and its Affiliates will devote as much of their time to the business of the Partnership as in their judgment is reasonably required. Principals of the General Partner may have conflicts of interest in allocating management time, services and functions among their various existing and future business activities in which they are or may become involved. See "Competition" and "Prior Activities." The General Partner believes it and its Affiliates, together, have sufficient resources to be capable of fully discharging their responsibilities to the Partnership. The General Partner and its Affiliates may engage for their own account, or for the account of others, in other business ventures, related to medical services or otherwise, and neither the Partnership nor the holders of any of the Units shall be entitled to any interest therein. See the Partnership Agreement attached hereto as Appendix
A. The General Partner, its Affiliates (including affiliated limited partnerships) and employees of the General Partner engage in medical service activities for their own accounts. See "Prior Activities." The General Partner may serve as a general partner of other limited partnerships that are similar to the Partnership and does not intend to devote its entire financial, personnel and other resources to the Partnership. Except as set forth in the Partnership Agreement or as provided by law, none of such entities or their respective Affiliates is prohibited from engaging in any business or arrangement that may be in competition with the Partnership. The General Partner and its Affiliates are also obligated to act in a fiduciary manner with respect to the management of the Partnership and any other medical venture in which they have management responsibilities. The General Partner has several Affiliates which provide lithotripsy services in or near the Service Area. TVL provides mobile lithotripsy services in the Service Area at a hospital in Louisville, Kentucky pursuant to a rental agreement with the Partnership. Western Kentucky Lithotripters Limited Partnership uses a Dornier HM-3 and Modulith(R) SLX-T to provide mobile lithotripsy services to treatment centers near the Service Area in the following Kentucky counties: Christian County, Daviess County, Henderson County, Hopkins County, McCracken County and Warren County. Kentucky I Lithotripsy, LLC uses a Dornier HM-3 to provide mobile lithotripsy services in central and eastern Kentucky, and TVL also operates several Dornier HM-3 lithotripters in Tennessee. See "Competition-Affiliated Competition." Because other ventures controlled by the General Partner or its Affiliates operate in or near the Service Area, an issue may arise as to whether a particular lithotripsy service opportunity belongs to the Partnership or to another Affiliate. In the event an issue arises as to whether a particular lithotripsy service opportunity in or near the Service Area belongs to the Partnership, the General Partner or another Affiliate, the General Partner will in good faith attempt to resolve the issue in a manner that it believes to be in or not opposed to the best interest of the Partnership. Notwithstanding the foregoing, no assurance can be given that one or more limited partners or members of such Affiliates or the Limited Partners themselves, may not challenge the decision of the General Partner on fiduciary grounds. See "Competition" and "Prior Activities." The General Partner is planning other limited partnership offerings that would operate lithotripsy businesses in other states. See "Competition." The General Partner through its ownership of limited partner interest in the Partnership is able to influence any vote on matters requiring Limited Partner approval. See "Summary of the Partnership Agreement."

     The Sales Agent is MedTech Investments, Inc., which is an Affiliate of the General Partner. Because of the Sales Agent's affiliation with the General Partner, there are conflicts in the Sales Agent's performance of its due diligence responsibilities under the federal securities laws. See "Plan of Distribution."

                  The interests of the Limited Partners have not been separately represented by independent counsel in the formulation of the transactions described herein. The attorneys and accountants who have performed and will perform services for the Partnership were retained by the General Partner, and have in the past performed and are expected in the future to perform similar services for the General Partner, and Prime.

                 FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

                  The General Partner is accountable to the Partnership as a fiduciary and consequently must exercise good faith in handling Partnership affairs. This is a rapidly developing and changing area of the law and Investors who have questions concerning the duties of the General Partner should consult with their counsel. Under the Partnership Agreement, the General Partner and its Affiliates have no liability to the Partnership or to any Partner for any loss suffered by the Partnership that arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or its Affiliates, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute gross negligence or willful misconduct of the General Partner or its Affiliates. Accordingly, Limited Partners have a more limited right of action than they otherwise would absent the limitations set forth in the Partnership Agreement. The General Partner and its Affiliates will be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of gross negligence or willful misconduct on the part of the General Partner or its Affiliates. Insofar as indemnification for liabilities under the Securities Act may be permitted to persons controlling the Partnership pursuant to the foregoing provisions, the Partnership has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

                                   COMPETITION

                  Many fixed-site and mobile extracorporeal shock-wave lithotripsy services are currently operating in and around the Service Area. The following discussion identifies the existing services in and near the Service Area, to the best knowledge of the General Partner.

Affiliated Competition

                  The Partnership faces competition from lithotripters placed in service in Indiana and Kentucky, including lithotripters owned by other enterprises affiliated with the General Partner. The General Partner has several Affiliates which currently provide and will continue to provide lithotripsy services in or near the Service Area. Prime Lithotripter Operations, Inc. d/b/a Tennessee Valley Lithotripter ("TVL") rents the Existing Lithotripsy System from the Partnership to provide services at Suburban Hospital in Louisville, Kentucky. Western Kentucky Lithotripters Limited Partnership uses a Dornier HM-3 and Modulith(R) SLX-T to provide mobile lithotripsy services to treatment centers near the Service Area in the following Kentucky counties: Christian County, Daviess County, Henderson County, Hopkins County, McCracken County and Warren County. Kentucky I Lithotripsy, LLC operates a Dornier HM-3 in central and eastern Kentucky, and TVL also operates several Dornier HM-3 lithotripters in Tennessee. See "Conflicts of Interest."

Other Competition

                  Besides lithotripsy services provided by the General Partner's
Affiliates, various hospitals and other facilities in the Service Area have access to lithotripters which are in direct competition with the Partnership. The General Partner is aware of two fixed-site lithotripters operating in Louisville, Kentucky: a Dornier HM-4 at Suburban Hospital, and a Lithostar(TM) at Alliant Medical Pavillion. In addition, the General Partner is aware of a physician-owned venture (consisting in part of former Limited Partners) providing transportable lithotripsy services in Indianapolis, Indiana using a Healthtronics Lithotron. There may be other existing fixed-base or mobile lithotripsy services in the Service Area which will directly compete with the Partnership's Lithotripsy Systems, but the General Partner is not familiar with these other competitors. The General Partner is generally unfamiliar with the cost of the lithotripsy procedures offered by the Partnership's competitors.

                  Although the General Partner anticipates that the Partnership will continue to operate primarily in the Service Area, the actual itinerary for the Lithotripsy Systems is expected to be influenced by the number of patients in particular areas and arrangements with various hospitals and health care centers including the Contract Hospitals. See "Business Activities - Operation of the Lithotripsy Systems."

                  Other hospitals in and near the Service Area may operate lithotripters which are not extracorporeal shock-wave lithotripters but rather use lasers or are electrohydraulic lithotripters. The General Partner believes these machines have a competitive disadvantage because such machines are capable of treating stones only in the ureter. The General Partner believes the Lithotripsy Systems can be used on stones in locations other than the ureter. See "Business Activities - Treatment Methods for Kidney Stone Disease."

                  The health care market in the Service Area is heavily influenced by managed care companies such as health maintenance organizations. Managed care companies generally contract either directly with hospitals or specified providers for lithotripsy services for beneficiaries of their plans. It is not uncommon for managed care companies to have contracts already in place with hospitals or specified providers, and the Partnership will not be able to provide services to beneficiaries of those plans unless it convinces either the managed care companies or the hospitals to switch to the Partnership's services.

                  No assurance can be given that new competing lithotripsy clinics will not open in the future or that innovations in lithotripters or other treatments of kidney stone disease will not make the Partnership's Lithotripsy Systems competitively obsolete. See "Risk Factors - Operating Risks
- Technological Obsolescence." In addition, except within the State of Indiana, the General Partner and its Affiliates are not restricted from engaging in lithotripsy ventures associated with the Partnership which may compete with the Partnership. See the Partnership Agreement, attached hereto as Appendix A.

                  No manufacturer of the Lithotripsy Systems is under any obligation to the General Partner or the Partnership to refrain from selling its lithotripters to urologists, hospitals or other persons for use in the Service Area or elsewhere. In addition, the availability of lower-priced lithotripters in the United States has dramatically increased the number of lithotripters in the United States, increased competition for lithotripsy procedures and created downward pressure on the prices the Partnership can charge for its services. Many potential competitors of the Partnership, including hospitals and medical centers, have financial resources, staffs and facilities substantially greater than those of the Partnership and of the General Partner.

                                   REGULATION

Federal Regulation

                  The Partnership, the General Partner and the Limited Partners are subject to regulation at the federal, state and local level. An adverse review or determination by certain regulatory organizations (federal, state or private) may result in the Partnership, the General Partner and the Limited Partners being subject to imprisonment, loss of reimbursement, fines or exclusion from participation in Medicare or Medicaid. Adverse reviews of the Partnership's operations at any of the various regulatory levels may adversely affect the operations and profitability of the Partnership.

                  Reimbursement. The Partnership either charges Contract Hospitals a fee for use of the Existing Lithotripsy System or directly bills and collects from patients a fee for lithotripsy services provided using its Existing Lithotripsy System. The amount of the fee charged to Contract Hospitals and patients is dependent on the amount that governmental and commercial third party payors are willing to reimburse hospitals and patients for lithotripsy procedures. The primary governmental third party payor is Medicare. Medicare reimbursement policies are statutorily created and are regulated by the federal government.

                  The General Partner expects that the level of reimbursement under Medicare for lithotripsy procedures may continue to decline. As required by the Balanced Budget Act of 1997, the Health Care Financing Administration ("HCFA"), the federal agency that administers the Medicare program, has established a prospective payment system for outpatient procedures. One of the goals of the prospective payment system is to lower medical costs paid by the Medicare program. HCFA has issued regulations which reduce the reimbursement rate currently paid for lithotripsy procedures performed on Medicare patients at hospitals to a base rate of $2,265. The base rate includes anesthesia and sedation, equipment and supplies necessary for the procedure, but does not include the treating physician's professional fee. The base rate is subject to adjustment for various hospital-specific factors. The $2,265 reimbursement rate is scheduled to be implemented on July 1, 2000. In some cases, reimbursement rates payable to the Partnership and some Affiliates of the General Partner from commercial third-party payors are less than the new HCFA rate.

                  The Partnership does not currently provide services at any ambulatory surgery center, however the General Partner retains the discretion to make the Lithotripsy Systems available at ambulatory surgery centers ("ASCs") in the future. Medicare does not currently reimburse for lithotripsy procedures provided at ASCs. However, HCFA issued proposed rules in 1998 which would authorize Medicare reimbursement for lithotripsy procedures provided at ASCs.
While the proposed rules had a target effective date of October 1, 1998, the effective date has been postponed indefinitely for reasons unrelated to lithotripsy coverage. The proposed rules assign a Medicare reimbursement rate of $2,107 if the lithotripsy procedure is performed at an ASC. Whether these proposed rules will become effective to authorize Medicare reimbursement at ASCs and, if they do become effective, what the reimbursement rate will be, is unknown to the General Partner.

                  The Medicare program has historically influenced the setting of reimbursement standards by commercial insurers. Therefore, reduced rates of Medicare reimbursement for lithotripsy services may result in reduced payments by commercial insurers for the same services. As was discussed previously, competitive pressure from health maintenance organizations and other managed care companies has in some circumstances already resulted in decreasing reimbursement rates from commercial insurers. See "Risk Factors - Operating Risks - Impact of Insurance Reimbursement." No assurances can be given that HCFA will not seek to reduce its proposed reimbursement rates even more to avoid paying more than commercial insurers. As a result, hospitals may seek to lower the fees paid to the Partnership for the use of the Lithotripsy Systems. The General Partner anticipates that reimbursement for lithotripsy procedures, and therefore overall Partnership revenues, may continue to decline.

                  The physician service (Part B) Medicare reimbursement for renal lithotripsy is determined using Resource Based-Relative Value Scales ("RB-RVS"). The system includes limitations on future physician reimbursement increases tied to annual expenditure targets legislated annually by Congress or set based upon recommendation of the Secretary of the U.S. Department of Health and Human Services. Medicare has in the past, with regard to other Part B services such as cataract implant surgery, imposed significant reductions in reimbursement based upon changes in technology. HCFA has produced a lengthy report whose conclusion is that professional fees for lithotripsy are overvalued. Thus, potential future decreases in reimbursement must be considered probable.

                  The Medicaid programs in Indiana and Kentucky are jointly sponsored by the federal and state governments to reimburse service providers for medical services provided to Medicaid recipients, who are primarily the indigent. The Medicaid programs in Indiana and Kentucky currently provide reimbursement for lithotripsy services. The federal Personal Responsibility and Work Opportunity Reconciliation Act of 1996 requires state Medicaid health plans to limit Medicaid coverage for certain otherwise eligible persons. The General Partner does not believe this legislation will have a significant impact on the Partnership's revenues. In addition, federal regulations permit state health plans to limit the provision of services based upon such criteria as medical necessity or other criteria identified in utilization or medical review procedures. The General Partner is unable to predict whether the Medicaid programs in Indiana and Kentucky will take such steps.

                  Self-Referral Restrictions. Health care entities which seek reimbursement for services covered by Medicare or Medicaid are subject to federal regulation restricting referrals by certain physicians or their family members. Congress has passed legislation prohibiting physician self-referral of patients for "designated health services", which include inpatient and outpatient hospital services (42 U.S.C. ss. 1395nn) ("Stark II"). Lithotripsy services were not specifically identified as a designated health service by this legislation, but the prohibition includes any service which is provided to an individual who is registered as an inpatient or outpatient of a hospital under proposed regulations discussed below. Lithotripsy services provided by the Partnership to Medicare and Medicaid patients are billed by the contracting hospital in its name and under its Medicare and Medicaid program provider numbers. Accordingly, these lithotripsy services would likely be considered inpatient or outpatient services under Stark II.

                  Following the passage of the Stark II legislation effective January 1, 1995, the General Partner determined that the statute would not apply to the type of lithotripsy services provided by the Partnership. Stark II applies only to ownership interests directly or indirectly in the entity that "furnishes" the designated health care service. The physician-investors and the Partnership do not and will not have an ownership interest in any Contract Hospitals which offer the lithotripsy services to the patients on an inpatient or outpatient basis. See 42 U.S.C. ss. 1395nn(a)(1)(A). Thus, by referring a patient to a hospital offering the service, the physician-investors will not be making a referral to an entity in which they maintain an ownership interest for purposes of the application of Stark II.

                  This interpretation adopted by the General Partner was consistent with the informal view of the General Counsel's Office of the U.S. Department of Health and Human Services. Based upon this reasonable interpretation of Stark II, by referring a patient to a hospital furnishing the outpatient lithotripsy services "under arrangements" with the Partnership, a physician investor in the Partnership is not making a referral to an entity (the hospital) in which he or she has an ownership interest.

                  In 1998, HCFA published proposed regulations interpreting the Stark II statute (the "Proposed Stark II Regulations"). The Proposed Stark II Regulations and HCFA's accompanying commentary would apply the physician referral prohibitions of Stark II to the Partnership's contracts for provision of the Lithotripsy System. Under the Proposed Stark II Regulations, physician Limited Partner referrals of Medicare and Medicaid patients to Contract Hospitals would be prohibited because the Partnership is regarded as an entity that "furnishes" inpatient and outpatient hospital services. The General Partner cannot predict when final regulations will be issued or the substance of the final regulations, but the interpretive provisions of the Proposed Stark II Regulations may be viewed as HCFA's interim position until final regulations are issued. If the Proposed Stark II Regulations are adopted as final (or, in the meantime, if a reviewing court adopted their reasoning as the proper interpretations of the Stark II statute), then the Partnership's operations would not be in compliance with Stark II, as Limited Partners would have an ownership interest in an entity to which they referred patients.

                  HCFA acknowledges in its commentary to the Proposed Stark II Regulations that physician overutilization of lithotripsy is unlikely and specifically solicits comments on whether there should be a regulatory exception for lithotripsy. HCFA has received a substantial volume of comments in support of a regulatory exception for lithotripsy. HCFA representatives have informally acknowledged in published commentary that some form of regulatory relief for lithotripsy is under consideration and may be forthcoming; however, no assurance can be made that such will be the case. The General Partner will continue to carefully review the Proposed Stark II Regulations and accompanying HCFA commentary, and explore other alternative plans of operations that would allow the Partnership to operate in compliance with Stark II and its final regulations.

                  HCFA's adoption of the current Proposed Stark II Regulations as final or a reviewing court's interpretation of the Stark II statute in reliance on the Proposed Stark II Regulations and in a manner adverse to the Partnership operations would mean that the Partnership and its physician Limited Partners would likely be found in violation of Stark II. In such circumstance, it is possible the Partnership may be given the opportunity to restructure its operations to bring them into compliance. The Partnership and/or the physician Limited Partners may not be permitted the opportunity to restructure operations and thereby avoid an obligation to refund any amounts collected from Medicare and Medicaid patients in violation of the statute. Further, under these circumstances the Partnership and physician Limited Partners may be assessed with substantial civil monetary penalties and/or exclusion from providing services reimbursed by Medicare and Medicaid.

                  Two bills are currently pending in Congress which would modify the reach of the Stark II self-referral prohibition. One (H.R. 2650) was introduced by Representative Stark, the other (H.R. 2651) by House Ways and Means health subcommittee chair Representative Bill Thomas. The Stark bill would modify, and the Thomas bill would repeal, the general prohibition on physician compensation arrangements with entities to which they refer patients. However, neither bill, nor any other bill currently pending in Congress, would substantively modify the regulation of referrals of physicians with ownership interests. Thus, neither bill would affect the Partnership's analysis of the potential impact of Stark II on this Offering discussed above.

                  Fraud and Abuse. The provisions of the federal Social Security Act addressing illegal remuneration (the "Anti-Kickback Statute") prohibit providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare, Medicaid or TRICARE (formerly known as CHAMPUS) covered service or ordering, arranging for or recommending any such covered service. Violations of the Anti-Kickback Statute may be punished by a fine of up to $25,000 or imprisonment for up to five (5) years, or both. In addition, violations may be punished by substantial civil penalties and/or exclusion from the Medicare and Medicaid programs. Regarding exclusion, the Office of Inspector General ("OIG") of the Department of Health and Human Services may exclude a provider from participation in the Medicare program for a 5-year period upon a finding that the Anti-Kickback Statute has been violated. After OIG establishes a factual basis for excluding a provider from the program, the burden of proof shifts to the provider to prove the Anti-Kickback Statute has not been violated.

                  The Limited  Partners are to receive cash  Distributions  from the Partnership. Since some of the Limited Partners are physicians or others in a position to refer and perform lithotripsy services using Partnership equipment and personnel, such Distributions could come under scrutiny under the Anti-Kickback Statute. The Third Circuit United States Court of Appeals has held that the Anti-Kickback Statute is violated if one purpose (as opposed to the primary or sole purpose) of a payment to a provider is to induce referrals. United States v. Greber, 760 F.2d 68 (1985). The Greber case was followed by the United States Court of Appeals for the Ninth Circuit, United States v. Kats, 871 F.2d 105 (9th Cir. 1989), and cited favorably by the First Circuit in United States v. Bay State Ambulance and Hospital Rental Service, Inc., 874 F.2d 20 (1st Cir. 1989).

                  The OIG has indicated that it is giving increased scrutiny to health care joint ventures involving physicians and other referral sources. In 1989, it published a Special Fraud Alert that outlined questionable features of "suspect" joint ventures, including some features which may be common to the Partnership. While OIG Special Fraud Alerts do not constitute law, they are informative because they reflect the general views of the OIG as a health care fraud and abuse investigator and enforcer.

                  The OIG has published regulations which protect certain transactions from scrutiny under the Anti-Kickback Statute (the "Safe Harbor" regulations). A Safe Harbor, if complied with fully, will exempt such activity from prosecution under the Anti-Kickback Statute. However, the preamble to the Safe Harbor regulations states that the failure of a particular business arrangement to comply with the regulations does not determine whether or not the arrangement violates the Anti-Kickback Statute because the regulations do not themselves make any particular conduct illegal. This Offering and the business of the Partnership do not comply with any Safe Harbor.

                  In the commentary introducing the Safe Harbor regulations, the OIG recognized the beneficial effect that business investments in small entities may have on the health care industry. The OIG promulgated a Safe Harbor for investment interests, including limited partnership ownership interests, in small entities which are held by persons in a position to make referrals to the entities so long as eight criteria are met. This Offering does not meet all eight criteria; however, this Offering does meet some of the criteria. Specifically, the terms on which limited partnership interests are offered to physicians who treat their patients on the Lithotripsy Systems are not related to the previous or expected volume of referrals or amount of business generated by the physicians; there is no requirement that any physician make referrals or be in a position to make referrals as a condition for remaining an investor; there is no cross-referral arrangement involved with the business of the Partnership; the Partnership does not loan funds or guarantee loans for physicians who refer patients for treatment on the Lithotripsy Systems; and the Distributions to physicians who are Limited Partners are directly proportional to the amount of their capital investment. In order to qualify for Safe Harbor protection, all eight criteria must be met. The General Partner can give no assurance that compliance with some, but not all, of the criteria of the Safe Harbor would prevent the OIG from finding a potential violation of the Anti-Kickback Statute by virtue of this Offering.

                  A Safe Harbor has been adopted which protects equipment leasing arrangements. It requires that the aggregate rental charge be set in advance, be consistent with fair market value in arms-length transactions and not be determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between the parties. To the best knowledge of the General Partner, the Hospital Contracts entered into by the Partnership do not require that the aggregate rental charge be set in advance and contain other terms which cause the Hospital Contracts not to comply with the Safe Harbor's requirements. When it issued this Safe Harbor, the OIG commented on per-use charges for equipment rentals. It stated that such arrangements must be examined on a case-by-case basis and may be abusive in certain situations. According to the OIG, payments on a per-use basis do not necessarily violate the Anti-Kickback Statute, but such payments are not provided Safe Harbor protection. The General Partner cannot give any assurances that the Partnership's Hospital Contracts which involve a per-use payment to the Partnership by Contract Hospitals would not be deemed to violate the Anti-Kickback Statute.

                  In November 1999, the OIG issued a Safe Harbor protecting certain physician investment interests in ASCs. The commentary accompanying the new Safe Harbor specifically distinguished physician ownership in ASCs from physician ownership in other facilities, including lithotripsy facilities, end-stage renal disease facilities, comprehensive outpatient rehabilitation facilities and others. The OIG concluded that ASCs benefit from favorable public policy considerations relating to reducing Medicare costs (including through the impending prospective payment system discussed above); other facilities, including lithotripsy facilities, do not share the same policy considerations or reimbursement structures. Therefore, the Safe Harbor status given to certain physician investments in ASCs cannot be viewed as an indication that physician investments in other facilities, including lithotripsy facilities, would not be deemed to violate the Anti-Kickback Statute.

                  Although a separate Safe Harbor was not adopted, HCFA noted in its commentary when the Safe Harbor regulations were issued in 1991 that additional protection may be merited for situations where a physician sees a patient in his or her own office, makes a referral to an entity in which he or she has an ownership interest and performs the service for which the referral is made. In such cases, Medicare makes a payment to the facility for the service it furnishes, which may result in a profit distribution to the physician. HCFA noted that, with respect to the physician's professional fee, such a referral is simply a referral to oneself, and that in such situations, both the professional service fee and the profit distribution from the associated facility fee that are generated from the referral may warrant protection. HCFA stated that its primary concern regarding the above referral situation was the investing physician's ability to profit from any diagnostic testing that is generated from the services he or she performs. The General Partner believes the potential for overutilization posed by referrals for diagnostic services is not present to the same degree with therapeutic services such as lithotripsy where the necessity for the treatment can be objectively determined; i.e., a renal stone can be definitely determined before treatment.

                  The applicability of the Anti-Kickback Statute to physician investments in health care businesses to which they refer patients and which do not qualify for a Safe Harbor has not been the focus of many court decisions, and therefore, judicial guidance is limited. In the only case in which the OIG has attempted to exercise the civil exclusion remedy in the context of a physician-owned joint venture, The Hanlester Network, et al. v. Shalala, the Ninth Circuit for the United States Court of Appeals (the "Court") held that the Anti-Kickback Statute is violated when a person or entity (a) knows that the statute prohibits offering or paying remuneration to induce referrals and (b) engages in prohibited conduct with the specific intent to violate the law. Although the Court upheld a lower court ruling that the joint venture in question violated the Anti-Kickback Statute vicariously through the knowing and willful actions of one of its agents, who was acting outside the parameters of the joint venture's offering documents, the Court concluded there was not sufficient evidence indicating that a return on investment to physicians or other investors in the joint venture could on its own constitute an "offer or payment" of remuneration to make referrals. The Court also stated that since profit distributions in Hanlester were made based on each investor's ownership share and not on the volume of referrals, the fact that large referrals by investors would result in potentially high investment returns did not, standing alone, cause a violation of the Anti-Kickback Statute.

                  The Health Insurance Portability and Accountability Act of 1996 directed the OIG to respond to requests for advisory opinions regarding the effect of the Anti-Kickback Statute on proposed business transactions. The General Partner has not requested the OIG to review this Offering and, to the best knowledge of the General Partner, the OIG has not been asked by anyone to review offerings of this type.

                  Federal regulatory authorities could take the position in future advisory opinions that business transactions similar to this Offering are a means to illegally influence the referral patterns of the prospective physician Limited Partners. Because there is no legal precedent interpreting circumstances identical to these facts, it is not possible to predict how this issue would be resolved if litigated.

                  Whenever an offering of ownership interests is made available to persons with the potential to refer patients for services, there is a possibility that the OIG, HCFA or other government agencies or officials may question whether the ownership interests are being provided in return for or to induce referrals by the new owners. Remuneration, which government officials have said can include the provision of an opportunity to invest in a facility to which a person refers patients for services, may be challenged by the government as constituting a violation of the Anti-Kickback Statute. Whether the offering of ownership interests to investors who may refer patients to the Partnership might constitute a violation of this law must be determined in each case based upon the specific facts involved. The various mechanisms in place to avoid providing a financial benefit to prospective Limited Partners for any referrals of patients (including the requirement that all distributions of earnings to Limited Partners be made in proportion to their investment interest), the Partnership's utilization review and quality assurance programs, the fact that lithotripsy is a therapeutic treatment the need of which can be objectively determined, and the existence in the General Partner's view of valid business reasons to engage in this transaction, form the basis in part of the General Partner's belief that this Offering is appropriate.

                  The General Partner of the Partnership intends for all business activities and operations of the Partnership to conform in all respects with all applicable anti-kickback statutes (federal or state). The General Partner does not believe that the Partnership's operations violate the Anti-Kickback Statute. No assurance can be given, however, that the activities of the Partnership will not be reviewed and challenged by regulatory authorities empowered to do so, or that if challenged, the Partnership will prevail.

                  If the activities of the Partnership were determined to violate these provisions, the Partnership, the General Partner, officers and directors of the General Partner, and each Limited Partner could be subject, individually, to substantial monetary liability, felony prison sentences and/or exclusion from participation in Medicare, Medicaid and TRICARE. A prospective Investor with questions concerning these matters should seek advice from his own independent counsel.

                  False Claims Statutes. Federal laws governing reimbursement for medical services generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false or fraudulent. The standard for "knowing and willful" includes conduct that amounts to a reckless disregard for whether accurate information is presented by claims processors. Penalties under these statutes include substantial civil and criminal fines, exclusion from the Medicare program and imprisonment. One of the most prominent of these laws is the federal False Claims Act, which may be enforced by the federal government directly, or by a qui tam private plaintiff on the government's behalf. Under the federal False Claims Act, both the government and the private plaintiff, if successful, are permitted to recover substantial monetary penalties and judgments, as well as an amount equal to three times actual damages. In recent cases, some private plaintiffs have taken the position that violations of the Anti-Kickback Statute (discussed above) and Stark II (discussed above) should also be prosecuted as violations of the federal False Claims Act. The Partnership cannot assure that the government, or a reviewing court, would not take the position that billing errors, employee misconduct or violations of other federal statutes, should they occur, are violations of the federal False Claims Act or similar statutes.

                  Some federal courts have recently taken the position that qui tam lawsuits by private plaintiffs are unconstitutional. Most notably, a panel of judges on the Fifth Circuit Court of Appeals took this position in a decision issued in November 1999. That decision is being reviewed by all the judges on the Fifth Circuit. The panel's decision was a minority view; most courts have concluded that qui tam lawsuits are constitutional. In another case, the U.S. Supreme Court ruled on May 22, 2000 that private plaintiffs have standing to bring suits under the False Claims Act. It is unknown how this decision by the U.S. Supreme Court will affect the case which is pending in the Fifth Circuit. However, because the Supreme Court's decision will allow private plaintiffs to continue to bring suit under the False Claims Act, prospective Limited Partners should consider the ramifications of the False Claims Act issues discussed in the preceding paragraph.

                  New Legislation. Two bills currently pending in Congress which would amend or repeal the compensation provisions of the Stark II law were discussed above in the disclosures related to self-referral restrictions. The General Partner is not aware of any other bill currently before Congress which, if enacted into law, would have an adverse effect on the Partnership's operations in a fashion similar to the Stark II and the Anti-Kickback laws discussed above.

                  ALS Fraud and Abuse Compliance Guidelines. On March 24, 2000, the American Lithotripsy Society ("ALS") ( a voluntary membership organization made up of physicians, health care management personnel, treatment centers and medical suppliers) published Fraud and Abuste Compliance Guidelines for
Physician - Owned Lithotripsy Ventures (the "ALS Guidelines"). The ALS Guidelines are aimed at assisting ALS members in recognizing and avoiding certain practices which the ALS believes are unethical or illegal. The ALS Guidelines acknowledge that they are neither authoritative, nor constitute legal advice. Moreover, the ALS Guidelines stipulate that the laws upon which they are based (all of which are discussed in this "Regulation" section) are open to alternative interpretations. Because of the various reasons set forth in this Memorandum, the Partnership believes the Offering and its operations are appropriate under such laws; however, no assurance can be given that the activities of the Partnership would be viewed by regulatory authorities as complying with these laws or the ALS Guidelines.

                  FTC Investigation. Issues relating to physician-owned health care facilities have been investigated by the Federal Trade Commission ("FTC"), which investigated two lithotripsy limited partnerships affiliated with the General Partner, to determine whether they posed an unreasonable threat to competition in the health care field. The affiliated limited partnerships were advised in 1996 that the FTC's investigation was terminated without any formal action taken by the FTC or any restrictions being placed on the activities of the limited partnerships. However, the General Partner cannot assure that the FTC will not investigate issues arising from physician-owned health care facilities in the future with respect to the General Partner or any Affiliate, including the Partnership.

                  Ethical Considerations. The American Medical Association's Code of Medical Ethics states that physicians should not refer patients to facilities in which they have an ownership interest unless such physician directly provides care or services to such patient at the facility. Because physician investors will be providing lithotripsy services, the General Partner believes that an investment by a physician will not be in violation of the American Medical Association's Code of Medical Ethics. In the event that the American Medical Association changes its ethical code to preclude such referrals by physicians and such ethical requirements are applied to facilities or services which, at the time of adoption, are owned in whole or in part by referring physicians, the Partnership and the interests of the Limited Partners may be adversely affected.

State Regulation

                  Indiana. Indiana's certificate of need ("CON") law was repealed in 1998. Therefore, a CON is not necessary to acquire or operate either the Partnership's Lithostar(TM) or the transportable unit in Indiana. To the best knowledge of the General Partner, the services provided by the Partnership will not require licensure as a hospital or other health care facility. Indiana requires that lithotripters be registered and inspected, and that radiologic technologists be licensed. The General Partner will continue to comply with these requirements.

                  Regarding physician referrals, a Medical Licensing Board of Indiana regulation prohibits the receipt of compensation for referral of a patient, except in association with an approved referral program. The Indiana Medicaid statute prohibits the receipt of a fee or charge for referring a patient for the furnishing of items or services. As the Partnership will not compensate any physician for referrals (rather, all payments to physicians are based on their equity interests in the Partnership), the General Partner believes these laws will not be violated. The General Partner is not aware of any other regulatory issues related to the provision of lithotripsy services in Indiana.

                  Kentucky. Kentucky requires a certificate of need ("CON") to establish a health facility, to make a substantial change in a health service, or to purchase any capital equipment which costs more than $1,655,678. The General Partner has sought and received a written opinion from the Certificate of Need Office of the Kentucky Cabinet for Health Services that no CON is necessary for mobile lithotripsy services similar to those discussed in this Offering so long as the hospital establishes and provides the service; the General Partner has confirmed this opinion is the same for transportable lithotripters. To ensure that the hospital establishes and provides the service, contracting hospitals will lease the Lithotripsy Systems and pay the Partnership for the use of the equipment; the Partnership will not bill for the services itself.

                  To the best knowledge of the General Partner, the Partnership's mobile Lithostar(TM) must be licensed as a mobile health service by the Division of Licensing and Regulation. Licensure requires a survey of the Existing Lithotripsy System and approval of the policies and procedures related to the Existing Lithotripsy System. The General Partner does not believe the licensure requirement will prevent the Partnership from operating as planned in Kentucky. The General Partner has sought and received a written determination from the Division of Licensing and Regulation that transportable lithotripters need not be licensed as a mobile health service.

                  Regarding physician referrals, Kentucky law incorporates the American Medical Association's Code of Medical Ethics (discussed above) in requiring physicians to provide services at entities in which they have an ownership interest and to which they refer patients. Therefore, all physician Limited Partners who make referrals to the Partnership's Lithotripsy Systems must provide services on the lithotripter. Kentucky law prohibits physicians from receiving any compensation in exchange for referrals of Medicare or Medicaid patients. As the Partnership will not compensate any physician for referrals (rather, all payments to physicians are based on their equity interests in the Partnership), the General Partner believes this law will not be violated. The law also provides that any conduct which violates the federal Stark II and Anti-Kickback laws (discussed above) shall be deemed to violate Kentucky law. Violations are punishable by criminal penalties, repayment of Medicaid reimbursements which were in violation of the law and exclusion from the Kentucky Medicaid program.

                  Kentucky requires registration of x-ray machines and certification of radiologic technologists. The Partnership will seek to comply with this and all other regulatory requirements in order to operate the Lithostar(TM) or transportable unit.

                  Further regulations may be imposed in Indiana or Kentucky at any time in the future. Predictions as to the form or content of such potential regulations would be highly speculative. They could apply to the operation of the Lithostar(TM) or transportable unit or to the physicians who invest in the Partnership. Such restrictive regulations could adversely affect the ability of the Partnership to conduct its business.

                  THE GENERAL PARTNER AND THE PARTNERSHIP BELIEVE LITHOTRIPSY SERVICES WILL CONTINUE TO BE SUBJECT TO INTENSE GOVERNMENTAL REGULATION AT THE FEDERAL AND STATE LEVELS AND, THEREFORE, CANNOT PREDICT THE SCOPE AND EFFECT THEREOF.

                  PROSPECTIVE LIMITED PARTNERS SHOULD CONSULT WITH THEIR LEGAL COUNSEL AS TO THE IMPLICATIONS OF FEDERAL AND STATE LAWS AND PROFESSIONAL ETHICAL CODES DEALING WITH PHYSICIAN OWNERSHIP OF MEDICAL EQUIPMENT AND FACILITIES BEFORE PURCHASING UNITS.

                                PRIOR ACTIVITIES

                  Prime, the sole shareholder of the General Partner, is the largest and fastest growing provider of lithotripsy services in the United States, providing lithotripsy services at over 450 hospitals and surgery centers in 31 states, as well as delivering non-medical services related to the operation of the lithotripters, including scheduling, staffing, training, quality assurance, maintenance, regulatory compliance and contracting with payors, hospitals and surgery centers, while medical care is rendered by urologists utilizing the lithotripters. Prime has an economic interest in 59 mobile and six fixed site lithotripters, all but two of which are operated by Prime or the General Partner and its Affiliates. Prime began providing lithotripsy services with an acquisition in 1992 and has grown rapidly since that time through acquisitions and de novo development. In April 1996, Prime acquired the General Partner. The General Partner operates over 30 lithotripters serving approximately 200 locations in 19 states. The acquisition of the General Partner provided Prime with complementary geographic coverage as well as additional expertise in forming and managing lithotripsy operations. Prime and the General Partner's lithotripters together performed approximately 38,000 lithotripsy procedures in 1999. Approximately 2,300 urologists utilized Prime and the General Partner's lithotripters in 1999, representing approximately 30% of the estimated 7,700 active urologists in the United States.

                  Prime manages the operations of approximately 63 of its 65 lithotripters. All of its lithotripters are operated in connection with hospitals or surgery centers. Prime operates its lithotripters as the general partner of a limited partnership or through a subsidiary, as is the case with the General Partner affiliated partnerships. Prime provides a full range of management and other non-medical support services to the lithotripsy operations, while medical care is provided by urologists utilizing the facilities and certain medical support services are provided by the hospital or surgery center. Urologists are investors in 50 of its 65 operations.

                  Prime's lithotripters range in age from one to twelve years. Of its 65 lithotripters, 59 are mobile units mounted in tractor-trailers or self-contained coaches serving locations in 31 states. Prime also operates six fixed site lithotripters in four states. All of Prime's fixed lithotripsy units are located and operated in conjunction with a hospital or surgery center. Most of these locations are in major metropolitan markets where the population can support such an operation. Fixed site lithotripters generally cannot be economically justified in other locations.

                  Prime and the General Partner believe that they maintain the most comprehensive quality outcomes database and information system in the lithotripsy services industry. Prime has detailed information on over 160,000 procedures covering patient demographic information and medical condition prior to treatment, the clinical and technical parameters of the procedure and resulting outcomes. Information is collected before, during and up to three months after the procedure through internal data collection by doctors, nurses and technicians and through patient questionnaires.

                  For numerous reasons, including differences in financial structure, program size, economic conditions and distribution policies, the success of the General Partner's Affiliates in the lithotripsy field should not be considered as indicative of the operating results obtainable by the Partnership.

                      SUMMARY OF THE PARTNERSHIP AGREEMENT

                  The Partnership Agreement sets forth the powers and purposes of the Partnership and the respective rights and obligations of the General Partner and the Limited Partners. The following is only a summary of certain provisions of the Partnership Agreement, and does not purport to be a complete statement of the various rights and obligations set forth therein. A complete copy of the Partnership Agreement is set forth as Appendix A to this Memorandum, and Investors are urged to read the Partnership Agreement in its entirety and to review it with their counsel and advisors.

Nature of Limited Partnership Interest

                  The Investors will acquire their interests in the Partnership in the form of Units. For each Unit purchased, a cash payment of $11,163 is required. The entire Unit purchase price is due in cash upon subscription; however, certain qualified Investors may finance a portion of the purchase price through either individually borrowed funds or through Limited Partner Loans. See "Terms of the Offering - Limited Partner Loans." No Limited Partner will have any liability for the debts and obligations of the Partnership by reason of being a Limited Partner except to the extent of (i) his Capital Contribution and liability under a Limited Partner Loan, if any; (ii) his proportionate share of the undistributed profits of the Partnership; and (iii) the amount of certain Distributions received from the Partnership as provided by the Act. See "Risk Factors - Other Investment Risks - Limited Partners' Obligation to Return Certain Distributions." See also form of Opinion of Counsel, attached hereto as Appendix C.

Profits, Losses and Distributions

                  The following is a Summary of certain provisions of the Partnership Agreement relating to the allocation and distribution of the Profits, Losses, Partnership Cash Flow, Partnership Refinancing Proceeds, Partnership Sales Proceeds, and cash upon dissolution of the Partnership. Because an understanding of the defined financial terms is essential to an evaluation of the information presented below, Investors should carefully review the definitions of the terms appearing in the Glossary.

                  1.       Allocations of Profits and Losses.

                  (a) General. Generally, Profits and Losses, if any, for each Year of the Partnership will be allocated proportionately among the Partners based on their respective Percentage Interests in the Partnership; provided that New Limited Partners will be allocated only Profits and Losses that accrue after the date of their admission to the Partnership as Limited Partners.

                  (b) Allocations. Net gains and net losses from Capital Transactions (a part of Profits and Losses), if any, shall be allocated first. Each Partner will receive his pro rata share of Profits and Losses based upon the number of days such Partner was a member of the Partnership during the Year of the Partnership. Notwithstanding the foregoing, the Partnership's "allocable cash basis items," as that term is used in Section 706(d)(2)(B) of the Code, will be allocated as required by Section 706(d)(2) of the Code and the treasury regulations promulgated thereunder.

                  (c) Qualified Income Offset. If any Limited Partner unexpectedly receives an adjustment, allocation or distribution as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4) through (6) that causes such Limited Partner to have a deficit Capital Account balance, such Limited Partner will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. This provision is intended to be a "qualified income offset" as defined in Regulation Section 1.704-1(b)(2)(ii)(d).

                  2.       Distributions.

                  (a) Non-liquidation  Distributions.  Partnership Cash Flow for each Year of the Partnership, to the extent available, will be distributed within 60 days after the end of each Year of the Partnership, or earlier in the discretion of the General Partner, proportionately among the Partners based on their respective Percentage Interests in the Partnership at the time of distribution. Partnership Sales Proceeds and Partnership Refinancing Proceeds will be distributed within 60 days of the Capital Transaction giving rise to such proceeds, or earlier in the discretion of the General Partner, proportionately among the Partners based on their respective Percentage Interests in the Partnership as of the date of the Capital Transaction giving rise to such proceeds. The New Limited Partners have no rights to receive any distributions in the future that are made out of the Initial Limited Partners' and General Partner's accrued but undistributed Partnership Cash Flow as of the date the New Limited Partners are admitted to the Partnership. New Limited Partners will be entitled only to Partnership Cash Flow that accrues after the date of their admission to the Partnership as Limited Partners

                  (b) Distribution Upon Dissolution. Upon the dissolution and termination of the Partnership, the General Partner or, if there is none, a representative of the Limited Partners, will liquidate the assets of the Partnership. The proceeds of such liquidation will be applied and distributed in the following order of priority: (a) first, to the payment of the debts and liabilities of the Partnership, and the expenses of liquidation; (b) second, to the creation of any reserves which the General Partner or the representative of the Limited Partners may deem reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the business and operation of the Partnership; and (c) third, the balance, if any, will be distributed to the Partners in accordance with the Partners' positive capital account balances. Any General Partner with a negative capital account following the distribution of liquidation proceeds or the liquidation of its interest must contribute to the Partnership an amount equal to such negative capital account on or before the end of the Partnership's taxable year (or, if later, within ninety days after the date of liquidation). Any capital so contributed shall be (i) distributed to those Partners with positive capital accounts until such capital accounts are reduced to zero; and/or (ii) used to discharge recourse liabilities.

Management of the Partnership

                  The General Partner has the sole right to manage the business of the Partnership and at all times is required to exercise its responsibilities in a fiduciary capacity. The consent of a Majority in Interest of the Limited Partners is required for any sale of the Lithotripsy Systems or the purchase of additional lithotripsy systems by the Partnership. The General Partner may refinance the Lithotripsy Systems or purchase other assets related to the provision of lithotripsy services without the consent of the Limited Partners. The General Partner will oversee the day-to-day affairs of the Partnership pursuant to the Management Agreement. See "Business Activities - Management."

                  Under the Partnership Agreement, if the General Partner is adjudged by a court of competent jurisdiction to be liable to the Limited Partners or the Partnership for acts of gross negligence or willful misconduct in the performance of its duties under the terms of the Partnership Agreement, the General Partner may be removed and another substituted with the consent of a Majority in Interest of the Limited Partners. The General Partner may also be removed without cause and another party substituted with the consent of the Limited Partners who hold at least 75% of the Limited Partner Percentage Interests. The General Partner may transfer all or a portion of its Partnership Interest only if, in the opinion of the Partnership's accountant, the new general partner has sufficient net worth and meets other requirements to assure that the Partnership will continue to be treated as a partnership for federal tax purposes. Both the admission of any new shareholder and the withdrawal of any shareholder from the General Partner may be done without the approval of the Limited Partners.

Powers of the General Partner

                  Except as otherwise provided in the Partnership Agreement, the General Partner may, in its sole discretion, borrow money, acquire, encumber, hold title to, pledge, sell, release or otherwise dispose of, all or any part of the Partnership's assets, when and upon such terms as it determines to be in the best interest of the Partnership, employ such persons as it deems necessary for the operation of the Partnership and deposit, withdraw, invest, pay, retain (including the establishment of reserves) and distribute the Partnership's funds. See "Management of the Partnership" above. The General Partner, however, is expressly prohibited from, among other things: (i) possessing Partnership assets or assigning the rights of the Partnership in Partnership assets, including the Lithotripsy Systems, for other than Partnership purposes; (ii) admitting Limited Partners or General Partners except as provided in the Partnership Agreement; (iii) performing any act (other than an act required by the Partnership Agreement or any act taken in good faith reliance upon legal counsel's opinion) which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction; (iv) performing any act in contravention of the Partnership Agreement or which would make it possible to carry on the ordinary business of the Partnership; and (v) confessing a judgment against the Partnership.

Rights and Liabilities of the Limited Partners

                  The Limited Partners do not have any right to participate in the management of the business of the Partnership and will not transact business for the Partnership. Limited Partners are not required to make any capital contributions to the Partnership except amounts agreed by them to be paid, or pay or be personally liable for, any expense, liability or obligation of the Partnership, except to the extent (i) his Capital Contribution and liability under a Limited Partner Loan, if any; (ii) his proportionate share of the undistributed profits of the Partnership; and (iii) the amount of certain Distributions received from the Partnership as provided by the Act. See "Risk Factors - Other Investment Risks - Limited Partners Obligations to Return Certain Distributions."

                  The Limited Partners may not participate in or own an interest in any competing lithotripsy venture, except with the approval of the General Partner. See "Noncompetition Agreement and Protection of Confidential
Information" below. The General Partner may elect to treat participation or ownership by a Limited Partner in a competing venture as an event of default, and such Limited Partner may be required to sell his Partnership Interest. See "Optional Purchase of Limited Partner Interests" below.

Restrictions on Transfer of Partnership Interests

                  After acquisition of Units by Investors, no Partnership Interest nor any Units may be transferred without the prior written consent of the General Partner, which approval may be granted or withheld in its sole discretion, and subject to the satisfaction of certain other conditions set forth in the Partnership Agreement. The Partnership Agreement contains additional limitations on transfer, including provisions prohibiting transfer that would cause the termination of the Partnership, would violate federal or state securities laws, would prevent the Partnership from being entitled to use any method of depreciation which the Partnership might otherwise be entitled to use, or would adversely affect the status of the Partnership as a partnership for federal income tax purposes. In addition, the Partnership Agreement prohibits the holding or transfer of a Partnership interest by or to a "tax exempt entity" (as defined in Code Section 168(h)) which would affect the method or manner in which the Partnership may depreciate Partnership assets. No transferee of the Units will automatically become a Limited Partner. Admission of a transferee to the Partnership as a Limited Partner requires the fulfillment of other obligations enumerated in the Partnership Agreement, including either the approval of all the Limited Partners (except the assignor Limited Partner) and the General Partner, or the approval of the assignor Limited Partner and the General Partner. Any transferee of a Partnership Interest who has not been admitted to the Partnership as a Partner shall not be entitled to any of the rights, powers or privileges of his transferor except the right to receive and be credited or debited with his proportionate share of Partnership income, gains, profits, losses, deductions, credits or distributions. A transferor Limited Partner will not be released from his or her personal liability under a Limited Partner Loan, unless otherwise specifically agreed by the Bank.

Noncompetition Agreement and Protection of Confidential Information

                  The Partnership Agreement provides that each Limited Partner (other than Units held by the General Partner of its Affiliates) is prohibited from having a direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology) (the "Outside Activities"). While they are Limited Partners in the Partnership, each Limited Partner is precluded from engaging in any Outside Activities. In the event that a Limited Partner's Partnership Interest is terminated or transferred upon the occurrence of certain events as provided in the Partnership Agreement, such Partner is precluded, for a period of two (2) years following the date of such withdrawal, from engaging in any Outside Activity within any market area in which the Partnership is providing services or has provided services within the twelve months preceding the withdrawal. This prohibition is in addition to the right of the General Partner to acquire the interest of a Limited Partner engaged in an Outside Activity as provided in the Partnership Agreement. See "Optional Purchase of Limited Partner Interests" in this Section, and the Partnership Agreement attached hereto as Appendix A.

                  In addition, the Partnership Agreement provides that each Limited Partner acknowledges and agrees that his participation in the Partnership necessarily involves his access to confidential information that is proprietary in nature and, therefore, the exclusive property of the Partnership. Accordingly, the Limited Partners (other than the General Partner and its Affiliates who hold Limited Partner interests) are precluded from disclosing such confidential information during their participation as Limited Partners in the Partnership or thereafter unless required by law or with the prior written consent of the Partnership.

Dissolution and Liquidation

                  The Partnership will dissolve and terminate for any of the following reasons:

     1. The sale, exchange or disposition of all or substantially all of the property of the Partnership without making provision for the replacement thereof;

                  2.       The expiration of its term on December 31, 2040;

     3. The bankruptcy or occurrence of certain other events with respect to the General Partner;

     4. The election to dissolve the Partnership made by the General Partner and a Majority in Interest of the Limited Partners; or

     5. Any other reason which under the laws of the State of Indiana would cause a dissolution.

                  The retirement, resignation, bankruptcy, assignment for the benefit of creditors, dissolution, death, disability or legal incapacity of a general partner will not, however, result in a termination of the Partnership if the remaining general partner or general partners, if any, elect to continue the business of the Partnership, or if no general partner remains, if within 90 days of the occurrence of one of such events, all of the Limited Partners elect in writing to continue the Partnership and, if necessary, designate a new general partner.

                  Upon dissolution, the General Partner or, if there is none, a representative of the Limited Partners, will liquidate the Partnership's assets and distribute the proceeds thereof in accordance with the priorities set forth in the Partnership Agreement. See "Profits, Losses and Distributions - Distributions - Distribution upon Dissolution" above and "Optional Purchase of Limited Partner Interests" below.

Optional Purchase of Limited Partner Interests

                  As provided in the Partnership Agreement, the General Partner has the option to purchase all the interest of a Limited Partner in the Partnership upon the occurrence with respect to the Limited Partner of (i) death, (ii) bankruptcy or insolvency, or (iii) direct or indirect ownership of an interest in a competing venture. The General Partner may, in its sole discretion, assign to the Partnership its purchase option rights. Except in the case of a competing ownership interest, upon the occurrence of one or more of the preceding events, the withdrawing Limited Partner, or his personal representative, will have a brief period within which to sell his entire Partnership Interest to a purchaser approved of by the General Partner. If the withdrawing Limited Partner is unable to sell his Partnership Interest as provided above, the General Partner (or the Partnership) will then have the option to purchase such Partnership Interest. If the General Partner or Limited Partners elect to exercise their respective options, the option purchase price will be equal to the withdrawing Limited Partner's share of the Partnership's book value, if any, as reflected by such Limited Partner's capital account in the Partnership (unadjusted for any appreciation in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes). The withdrawing Limited Partner will not be released from his obligations under any Limited Partner Loan unless so agreed by the Bank. Furthermore, sale of his Partnership Interest may constitute an event of default under any outstanding Limited Partner Loan incurred by the selling Limited Partner. See "Terms of the Offering - Limited Partner Loans." There can be no assurance that the option purchase price will represent the fair market value of a Limited Partner's interest in the Partnership. Because Partnership losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in Partnership assets is not reflected in capital accounts, it is the opinion of the General Partner that the option purchase price will be nominal in amount.

Dilution Offerings

                  The General Partner has the authority to periodically offer and sell additional limited partnership interests in the Partnership through Dilution Offerings to local investors who are not Limited Partners in the Partnership ("Qualified Investors"). The primary purpose of Dilution Offerings would be (i) to raise additional capital for any legitimate Partnership purpose; and (ii) to assure the highest quality of patient care by admitting Qualified Investors to the Partnership who will be dedicated and motivated as owners to follow the Partnership's treatment protocol, and comply with its quality assurance and outcome analysis programs.

                  Any sale of limited partnership interests in a Dilution Offering will result in the proportionate dilution of the Percentage Interests of the existing Partners; i.e., the interests of the General Partner and of the Limited Partners in Partnership allocations, cash distributions and voting rights will be proportionately reduced as a result of a successful Dilution Offering. The Limited Partner interests offered in a Dilution Offering will be sold in the manner and according to terms in the best interest of the Partnership, as prescribed in the sole discretion of the General Partner. Any additional limited partnership interests offered in a Dilution Offering will be sold for a price no lower than their fair market value as determined by the General Partner, in its sole discretion, at the time of the Dilution Offering.

Arbitration

                  The Partnership Agreement provides that disputes arising thereunder shall be resolved by submission to arbitration in Indianapolis, Indiana in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association.

Power of Attorney

                  Each Investor, by executing the Subscription Agreement, irrevocably appoints Dr. Joseph Jenkins to act as attorney-in-fact to execute the Partnership Agreement, any amendments thereto and any certificate of limited partnership filed by the General Partner. The Partnership Agreement, in turn, contains provisions by which each Limited Partner irrevocably appoints Dr. Joseph Jenkins, to act as his attorney-in-fact to make, execute, swear to and file any documents necessary to the conduct of the Partnership's business, such as deeds of conveyance of real or personal property as well as any amendment to the Partnership Agreement or to any certificate of limited partnership which accurately reflects actions properly taken by the Partners.

Reports to Limited Partners

                  Within 90 days after the end of each Year of the Partnership, the General Partner will send to each person who was a Limited Partner at any time during such year such tax information, including, without limitation, Federal Tax Schedule K-1, as will be reasonably necessary for the preparation by such person of his federal income tax return, and such other financial information as may be required by the Act.

Records

                  Proper and complete records and books of account will be kept by the General Partner in which will be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in business of a like character. The Partnership books and records will be kept according to the method of accounting determined by the General Partner. The Partnership's fiscal year will be the calendar year. The books and records will be located at the office of the General Partner, and will be open to the reasonable inspection and examination of the Limited Partners or their duly authorized representatives during normal business hours.

                                  LEGAL MATTERS

                  On the Closing Date, it is expected that Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, of Winston-Salem, North Carolina, will render an opinion as to the formation and existence of the Partnership, the status of Investors as Limited Partners and certain federal tax matters, the form of which is attached as Appendix C to this Memorandum. See "Risk Factors - Tax Risks."

                             ADDITIONAL INFORMATION

                  The Partnership will make available to Investors the opportunity to ask questions of its management and to obtain information to the extent it possesses such information or can acquire it without an unreasonable effort or expense, which is necessary to verify the accuracy of the information contained herein or which you or your professional advisors desire in evaluating the merits and risks of an investment in the Partnership. Copies of certain Hospital Contracts and insurance reimbursement agreements may not, however, be available due to confidentiality restrictions contained therein.

                                    GLOSSARY

     Certain terms in this Memorandum shall have the following meanings:

     Act. The Act means the Indiana Revised Uniform Limited Partnership Act, as in effect on the date hereof.

                  Affiliate. An Affiliate is (i) any person, partnership corporation, association or other legal entity ("person") directly or indirectly controlling, controlled by or under common control with another person; (ii) any person owning or controlling 10% or more of the outstanding voting interests of such other person; (iii) any officer, director or partner of such person; and
(iv) if such other person is an officer, director or partner, any entity for which such person acts in such capacity.

     AK Associates. AK Associates, L.L.C., a subsidiary of Prime. It is anticipated that the Partnership will purchase one new mobile truck from AK Associates with a portion of the proceeds of this Offering and/or Partnership debt financing.

                  Bank.  First-Citizens Bank & Trust Company.
                  ----

     Capital Account. The Partnership capital account of a Partner as computed pursuant to Article XII of the Partnership Agreement.

                  Capital Contributions. All capital contributions made by a Partner or his predecessor in interest which shall include, without limitation, contributions made pursuant to Article VII of the Partnership Agreement.

     Capital Transaction. Any transaction which, were it to generate proceeds, would produce Partnership Sales Proceeds or Partnership Refinancing Proceeds.

     Closing Date. 5:00 p.m., Eastern Time, on August 9, 2000 (or earlier) in the discretion of the General Partner. The Closing Date may be extended for a period of up to 180 days in the discretion of the General Partner.

     Coach.    A    self-propelled    Calumet    Coach    which    houses    the
Lithostar(TM)currently operated by the Partnership.

     Code. The Internal Revenue Code of 1986, or corresponding provisions of subsequent, superseding revenue laws.

     Compact. The transportable Tripter X-1 Compact extracorporeal shock-wave lithotripter and accessories manufactured by Medirex.

     Contract Hospitals. The four hospitals to which the Partnership provides lithotripsy services pursuant to four separate Hospital Contracts.

     Counsel. Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, P.O. Drawer 84, Winston-Salem, North Carolina 27102.

     Dilution Offering. The issuance, offering and sale by the Partnership of additional partnership interests in the future.

     Distributions. Cash or other property, from any source, distributed to Partners.

                  Escrow Agent.  First-Citizens Bank & Trust Company.
                  ------------

     Existing Lithotripsy System. The Coach with the installed and operational Lithostar(TM)currently operated by the Partnership.

                  FDA.  The United States Food and Drug Administration.
                  ---

                  Financial Statement. The Purchaser Financial Statement, included in the Subscription Packet accompanying this Memorandum, to be furnished by the Investors for review by the General Partner and the Bank in connection with their decision to accept or reject a subscription.

     General Partner. The general partner of the Partnership, Lithotripters, Inc., a North Carolina corporation, and a wholly owned subsidiary of Prime.

     Hospital Contracts. The four separate lithotripsy services agreements the Partnership has entered into with the Contract Hospitals.

     Initial Limited Partners. The Individuals who were Limited Partners prior to the commencement of this Offering.

                  Investors.  Potential purchasers of Units.
                  ---------

     Limited Partner Loan. The loan to be made by the Bank to certain qualified Investors that wish to finance a portion of the Unit purchase price.

                  Limited Partner Note. The promissory note from an Investor financing a portion of the Unit purchase price to the Bank in the principal amount of $8,663 per Unit, the proceeds of which will be paid directly to the Partnership. The form of the Limited Partner Note (including the Note Addendum attached thereto) is attached as Exhibit A to the form of Limited Partner Loan Commitment which is attached hereto as Appendix B.

                  Limited Partners. The Limited Partners are those Investors in the Units admitted to the Partnership and any person admitted as a substitute Limited Partner in accordance with the provisions of the Partnership Agreement.

     Lithostar(TM).    The   Lithostar(TM)model    extracorporeal   shock   wave
lithotripter manufactured by Siemens and currently owned by the Partnership.

     Lithotripsy   Systems.   The  Existing   Lithotripsy  System  and  the  New
Lithotripsy System, collectively.

                  Loan and Security Agreement. The agreement to be executed in conjunction with the Limited Partner Note by an Investor who finances a portion of the Unit purchase price through a Limited Partner Loan. The form of the Loan and Security Agreement is attached as Exhibit B to the form of Bank Commitment which is attached hereto as Appendix B.

     Loan Documents. The form of Limited Partner Loan Commitment, the Limited Partner Note, the Loan and Security Agreement, the Security Agreement and UCC-1, collectively.

                  Loss. The net loss (including capital losses and excluding Net Gains from Capital Transactions) of the Partnership for each year as determined by the Partnership for federal income tax purposes.

                  Medirex.  Medirex Systems Corp. and its Affiliates.
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     Memorandum.  This Confidential Private Placement Memorandum,  including all
Appendices hereto, and any amendment or supplement hereto.

     Modularis(TM). The Modularis(TM)Uro Plus transportable lithotripter with accessories manufactured by Siemens.

                  Modulith(R)   SLX-T.  The  Modulith(R)   SLX-T   transportable
lithotripter with accessories manufactured by Storz.

                  Net Gains from Capital Transactions. The gains realized by the Partnership as a result of or upon any sale, exchange, condemnation or other disposition of the capital assets of the Partnership (which assets shall include Code Section 1231 assets) or as a result of or upon the damage or destruction of such capital assets.

     New Limited Partner. Any Investor admitted to the Partnership as a Limited Partner.

                  New Lithotripsy System. The new transportable lithotripter together with the new mobile truck which will be purchased with the proceeds of the Offering and other financing and which will be owned and operated by the Partnership.

                  Nonrecourse Deductions. A deduction as set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during such Year over the aggregate amount of any Distributions during such Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(h).

                  Nonrecourse Liability. Any Partnership liability (or portion thereof) for which no Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.704-2(i).

                  Offering.  The offering of Units pursuant to this Memorandum.
                  --------

                  Partner Minimum Gain. An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i).

                  Partner Nonrecourse Debt. Any nonrecourse debt (for the purposes of Treasury Regulations Section 1.1001-2) of the Partnership for which any Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.752-2.

                  Partner Nonrecourse Deductions. Deductions as described in Treasury Regulations Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for any Year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during such Year over the aggregate amount of any Distributions during that Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such Distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i).

     Partners. The General Partner and the Limited Partners, collectively, when no distinction is required by the context in which the term is used herein.

     Partnership. Indiana Lithotripters Limited Partnership I, an Indiana limited partnership.

                  Partnership Agreement. The Partnership's Agreement of Limited Partnership, a copy of which is attached hereto as Appendix A, as the same may be amended from time to time.

                  Partnership Cash Flow. For the applicable period the excess, if any, of (A) the sum of (i) all gross receipts from any source for such period, other than from Partnership loans, Capital Transactions and Capital Contributions; and (ii) any funds released by the Partnership from previously established reserves, over (B) the sum of (i) all cash expenses paid by the Partnership for such period; (ii) the amount of all payments of principal on loans to the Partnership; (iii) capital expenditures of the Partnership; and
(iv) such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities and contingencies of the Partnership; provided, however, that the amounts referred to in (B) (i), (ii) and (iii) above shall be taken into account only to the extent not funded by Capital Contributions, loans or paid out of previously established reserves. Such term shall also include all other funds deemed available for distribution and designated as "Partnership Cash Flow" by the General Partner.

     Partnership Interest. The interest of a Partner in the Partnership as defined by the Act and the Partnership Agreement.

     Partnership Minimum Gain. Gain as defined in Treasury Regulations Section 1.704-2(d).

                  Partnership Refinancing Proceeds. The cash realized from the refinancing of Partnership assets after retirement of any secured loans and less
(i) payment of all expenses relating to the transaction; and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Partnership Sales Proceeds. The cash realized from the sale, exchange, casualty or other disposition of all or a portion of Partnership assets after the retirement of all secured loans and less (i) the payment of all expenses related to the transaction; and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Percentage Interest. The interest of each Partner in the Partnership, to be determined in the case of each Investor by reference to the percentage opposite his name set forth in Schedule A to the Partnership Agreement. Each Unit sold pursuant to this Offering represents an initial 1% economic interest. The Percentage Interest will be set forth in Schedule A to the Partnership Agreement or any other document or agreement, as a percentage or a fraction or on any numerical basis deemed appropriate by the General Partner.

     Prime. Prime Medical Services, Inc. a publicly held Delaware corporation and parent of the General Partner and the Sales Agent.

     Prime Rate. The rate of interest periodically established by the Bank and identified as such in literature published and circulated within the Bank's offices.

                  Pro  Rata  Basis.   In   connection   with  an  allocation  or
distribution, an allocation or distribution in proportion to the respective Percentage Interest of the class of Partners to which reference is made.

     Profit. The net income of the Partnership for each year as determined by the Partnership for federal income tax purposes.

                  Qualified Income Offset Item. An adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) unexpectedly received by a
Partner.

     Sales Agent. MedTech Investments, Inc., a registered broker-dealer, member of the National Association of Securities Dealers, Inc. and an Affiliate of certain members of the General Partner's management personnel.

                  SEC.  The United States Securities and Exchange Commission.
                  ---

                  Securities Act.  The Securities Act of 1933, as amended.
                  --------------

                  Security Agreement. The agreement to be executed in conjunction with the Limited Partner Note by an Investor who finances the purchase price of his Units as provided herein. The form of the Security
Agreement is attached as Exhibit C to the form of Limited Partner Loan Commitment which is attached hereto as Appendix B.

                  Service.  The Internal Revenue Service.
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                  Service  Area.  The  geographic  region  in which  Partnership operations are conducted and which presently consists primarily of southern Indiana and the area within a 100-mile radius of Louisville, Kentucky. The General Partner has sole discretion to expand the Service Area subject to fiduciary duties owed by the General Partner to its Limited Partners.

                  Siemens.  Siemens Medical Systems, Inc. and its Affiliates.
                  -------

     Storz. Karl Storz Lithotripsy-America, Inc. and its Affiliates.

                  Subscription Agreement. The Subscription Agreement, included in the Subscription Packet accompanying this Memorandum, to be executed by the Investors in connection with their purchase of Units.

     Subscription Packet. The packet of subscription materials to be completed by Investors in connection with their subscription for Units.

                  UCC-1. The Uniform Commercial Code Financing Statement, two copies of which are attached to the Subscription Packet and are to be executed in conjunction with the Limited Partner Note by an Investor who finances a portion of the Unit purchase price through a Limited Partner Loan. The UCC-1 will be used by the Bank to perfect its security interest in such Investor's share of Distributions.

     Units. The 25 equal units of limited partner interest in the Partnership offered pursuant to this Memorandum for a price per Unit of $11,163 in cash.

     Year of the Partnership. An annual accounting period ending on December 31 of each year during the term of the Partnership.